UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

IMPERIAL SUGAR COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

January 4, 2011

Dear Shareholder:

The Annual Meeting of Shareholders will be held on Friday, February 18, 2011, at 8:00 a.m., Central time, at the Marriott Town Square, 16090 City Walk, Sugar Land, Texas 77479. You are cordially invited to attend.

At the meeting we will elect three directors, act on the ratification of auditors, act on a proposal to amend and restate the Company’s Long Term Incentive Plan, act on an advisory proposal to approve the compensation of the Company’s named executive officers and hold an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers.

Your Board of Directors joins me in urging you to attend the meeting to hear a report on the Company’s progress and to meet with members of management. However, even if you plan to attend the meeting in person, I hope you will sign, date and return your proxy as soon as possible. Your vote is always important.

Sincerely,

John C. Sheptor
President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the

2011 Annual Meeting of Shareholders to be Held on February 18, 2011

This proxy statement, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010 and the 2010 Annual Report to Shareholders are available free of charge on the Company’s website at www.imperialsugarinvestors.com

IMPERIAL SUGAR COMPANY

Notice of Annual Meeting of Shareholders

To Be Held February 18, 2011

To the Shareholders of Imperial Sugar Company:

The 2011 Annual Meeting of Shareholders of Imperial Sugar Company (the “Company”) will be held on Friday, February 18, 2011 at 8:00 a.m., Central time, at the Marriott Town Square, 16090 City Walk, Sugar Land, Texas 77479, for the following purposes:

(1)	to elect three directors;

(2)	to consider and act on a proposal to approve an amendment and restatement of the Company’s Long Term Incentive Plan to increase the number of shares of the Company’s common stock subject to the plan by 500,000, approve the material terms of performance measures and make other changes described in the accompanying proxy statement;

(3)	to consider and act on a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for its fiscal year ending September 30, 2011;

(4)	to consider and act on an advisory proposal to approve the compensation of the Company’s named executive officers as described under “Executive Compensation” below;

(5)	to hold an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers; and

(6)	to transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on December 28, 2010 are entitled to notice of and to vote at the meeting.

The By-Laws of the Company require that the holders of a majority of the outstanding shares of Common Stock entitled to vote be represented in person or by proxy at the meeting in order to constitute a quorum for the transaction of business. Therefore, regardless of the number of shares you hold, it is important that your shares be represented at the meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, WE ASK THAT YOU PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

By order of the Board of Directors

Louis T. Bolognini
Secretary

Sugar Land, Texas

January 4, 2011

IMPERIAL SUGAR COMPANY

P.O. Box 9

Sugar Land, Texas 77487-0009

PROXY STATEMENT

2011 ANNUAL MEETING OF SHAREHOLDERS

The accompanying proxy is solicited on behalf of the Board of Directors of Imperial Sugar Company (the “Company”) to be voted at the 2011 Annual Meeting of Shareholders of the Company to be held at the time and place and for the purposes set forth in the foregoing notice. In addition to the original solicitation by mail, certain regular employees of the Company may solicit proxies by telephone, by facsimile, by other electronic correspondence or in person. The Company has retained D.F. King, Inc. on customary terms and at an estimated fee of $8,000, plus reasonable expenses, to assist in soliciting proxies. All expenses of soliciting proxies, including the cost of preparing and mailing this proxy statement and the reimbursement of brokerage firms and other nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock, will be borne by the Company. If you attend the meeting, you may vote in person if you wish, even though you have mailed in your proxy. This proxy statement and the accompanying proxy are first being mailed to shareholders on or about January 4, 2011.

All duly executed proxies will be voted as indicated by the instructions on the proxies. However, shareholders who execute proxies retain the right to revoke them at any time before they are voted. The revocation of a proxy will not be effective until written notice of the revocation has been given to the Secretary of the Company, unless the person granting the proxy votes in person.

Unless otherwise indicated on the proxy, shares will be voted by the persons named in the accompanying proxy as follows:

(1)	for the election of the three directors named below;

(2)	for the approval of the amendment and restatement of the Company’s Long Term Incentive Plan to increase the number of shares of the Company’s common stock subject to the plan by 500,000, approve the material terms of performance measures and make other changes described below;

(3)	for ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for its fiscal year ending September 30, 2011;

(4)	for the approval of the compensation of the Company’s named executive officers as described under “Executive Compensation” below; and

(5)	for a frequency of every one year for future non-binding advisory votes on the compensation of the Company’s named executive officers.

The majority of the outstanding shares of common stock, without par value, of the Company (“Common Stock”) entitled to vote must be present in person or by proxy at the meeting in order to constitute a quorum for the transaction of business. Shares underlying a proxy marked “Abstain” on a matter will be considered to be represented at the meeting for quorum purposes.

Shares registered in the names of brokers or other “street name” nominees for which proxies are voted on some but not all matters will be considered to be present at the meeting for quorum purposes, but will be considered to be voted only as to those matters actually voted, and will not be considered as voting for any purpose as to the matters with respect to which no vote is indicated (commonly referred to as “broker non-votes”).

Directors are elected by a majority of votes cast. In an uncontested election, any nominee for director who receives a greater number of votes “against” his or her election than votes “for” such election shall promptly tender his or her resignation following certification of the shareholder vote. In such an event, the Nominating and Corporate Governance Committee shall promptly consider the resignation offer and make a recommendation to the Board which will act on the recommendation within 90 days following certification of the shareholder vote and disclose its decision-making process for accepting or rejecting the director’s resignation offer in a Current Report on Form 8-K filed with the Securities and Exchange Commission. Abstentions and broker non-votes are treated as votes not cast and will have no effect in the election of directors. The affirmative vote of the majority of the shares present and entitled to vote on the matter is required for approval of the Company’s amended and restated Long Term Incentive Plan, approval of the compensation of the Company’s named executive officers and adoption of the proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm; accordingly, abstentions applicable to shares represented at the meeting will have the same effect as votes against these proposals, and broker non-votes will have no effect on the outcome of these proposals. The outcome of the vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers requires a plurality of votes cast; accordingly, abstentions and broker non-votes will have no effect on the outcome of this proposal.

Two of the matters that will be presented to a vote of shareholders at the meeting are advisory in nature and will not be binding on the Company or the Board of Directors: approval of the compensation of the Company’s named executive officers as described under “Executive Compensation” below, and the frequency of future advisory votes on the compensation of the Company’s named executive officers (i.e., whether the shareholder advisory vote to approve compensation of the Company’s named executive officers should occur every one, two or three years). Shareholders may also choose to abstain from voting on such matters.

The persons named in the accompanying proxy may act with discretionary authority should any director nominee become unavailable for election, although management is unaware of any circumstances likely to render any of the nominees unavailable. Management does not intend to bring any other matters before the meeting and has not been informed that any other matters are to be presented to the meeting by others.

At the close of business on December 28, 2010, the record date for the determination of shareholders entitled to vote at the meeting, the Company had outstanding and entitled to vote 12,125,214 shares of Common Stock, which is the only class of stock of the Company outstanding and entitled to vote at the meeting. Each shareholder is entitled to one vote for each share of Common Stock held and cumulative voting is not allowed in the election of directors.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors recommends a vote

FOR the election of the persons nominated herein.

The Company’s Board of Directors is divided into three classes designated Class I, Class II and Class III, with staggered terms of office. The number of directors in each of the three classes is to be as nearly equal as possible. After the election of directors at the 2011 Annual Meeting, the terms of office of Class III directors extend until the Annual Meeting of Shareholders in 2014, and until their successors are qualified. The terms of office of Class I directors extend until the Annual Meeting of Shareholders in 2012 and the terms of office of Class II directors extend until the Annual Meeting of Shareholders in 2013, and, in each case, until their successors are qualified. The Company has determined the following directors to be independent under rules of The NASDAQ Stock Market LLC (“NASDAQ”): Gaylord O. Coan; James J. Gaffney; Yves-Andre Istel; Ronald C. Kesselman; David C. Moran; John E. Stokely and John K. Sweeney. The Company also determined that Curtis G. Anderson, a director who resigned from the Board of Directors in December 2009 to pursue philanthropic and personal business interests, qualified as an independent director under NASDAQ rules during his period of service.

Nominees

At the 2011 Annual Meeting, the Board of Directors of the Company proposes to elect Gaylord O. Coan, David C. Moran and John E. Stokely as Class III directors. All of the nominees currently serve as directors of the Company. Set forth below is certain information concerning the nominees, including the business experience of each during the past five years, other directorships held at any time during the past five years, the specific experience, qualifications, attributes and skills as determined by the Board of Directors as being relevant for each nominee serving as a director of the Company and the age of each nominee on December 28, 2010.

Directors in Class III

(Terms expiring at the 2014 Annual Meeting of Shareholders)

Gaylord O. Coan, age 75, has been a director of the Company since August 2001. Mr. Coan was Chairman of the Management Executive Committee and Chief Executive Officer of Gold Kist Inc., the nation’s second largest poultry processing company from 1995 until his retirement in 2001. He has been a director of Cotton States Life Insurance Company since 1996. Mr. Coan brings to the Board an in-depth knowledge of agricultural commodities, which is beneficial to the Board in light of the Company’s commodity sourcing and hedging activities. Mr. Coan has extensive operational and accounting experience, which enables him to provide valuable insights regarding the Company’s business and customer-supplier relationships and helps qualify him to serve as chair of the Audit Committee.

David C. Moran, age 52, has been a director of the Company since December 2005. Mr. Moran is currently the Executive Vice President of H.J. Heinz Company, a food company and President & CEO of Heinz Europe. Before assuming this role in August 2009, Mr. Moran was the President & CEO of Heinz North America. He joined Heinz in 1998 as Vice President, Sales for Heinz USA. He was with The Clorox Company from 1984 to 1998 in various sales related and executive positions. Mr. Moran’s background in food-related businesses, including those that utilize sweeteners, provides the Board with a unique perspective on strategy and a variety of operational matters, including sales, marketing, customer service and food quality and security. His international experience has also proven valuable as the Company explores opportunities with non-U.S. suppliers, customers and potential business partners.

John E. Stokely, age 57, has been a director of the Company since October 2008. Mr. Stokely is currently retired. From August 1999 until his retirement in 2007, Mr. Stokely served as President of JES, Inc. an investment and consulting firm providing strategic and financial advice to companies in various industries. Mr. Stokely has been a director of ACI Worldwide, Incorporated since 2000 and SCP Pool Corporation since 2003. He also was a director of O’Charley’s from 2004 through 2008 and Performance Food Group from 1998 through 2008. Mr. Stokely’s experience in providing strategic and financial advice to companies engaged in a variety of industries, including the food industry, as well as his history of service as a director of other companies, enable him to bring unique insights to the Board on strategy and a variety of issues impacting the Company. As a result of Mr. Stokely’s knowledge of finance and accounting, he is an “audit committee financial expert” as defined by the SEC rules. Mr. Stokely’s experience in providing strategic advice to companies also enables him to serve as the chair of the Operational Safety Committee and the Operations Committee.

Continuing Directors

Set forth below is certain information concerning the five directors of the Company whose present terms of office are scheduled to continue until 2012 or 2013, as applicable, including the business experience of each during the past five years, other directorships held at any time during the past five years, the specific experience, qualifications, attributes and skills as determined by the Board of Directors as being relevant for each serving as a director of the Company and the age of each director on December 28, 2010.

Directors in Class I

(Terms expiring at the 2012 Annual Meeting of Shareholders)

John Sheptor, age 52, was appointed President, Chief Executive Officer and a director in January 2008. Mr. Sheptor joined the Company as Executive Vice President and Chief Operating Officer in February 2007. Prior to joining the Company, from 2005 to 2007 Mr. Sheptor held the position of Deputy Director for the Supply Chain Management System initiative funded under President Bush’s Emergency Plan for HIV/AIDS Relief in Washington, D.C. Previously, he was Executive Vice President of Merisant Worldwide, Inc., the distributor of Equal®, from 2001 to 2004, where he led all global operations, including manufacturing, research and development and information technologies. Prior to that position, he held general management, supply chain and manufacturing positions for Monsanto Company with a substantial international focus. The Board selected Mr. Sheptor to serve as a director because he is the Company’s President and Chief Executive Officer. Since his appointment, Mr. Sheptor has applied his extensive operational and agricultural commodity experience in manufacturing and supply chain functions that was acquired in government service and positions with international manufacturing businesses, to his service on the Board. He also brings to the Board experience in new product development and joint venture management, and provides insight into the global sweetener industry.

John K. Sweeney, age 58, has been a director of the Company since August 2001. Mr. Sweeney is currently a partner in Realm Partners LLC, an investment management company. Mr. Sweeney was, until November 2008, a Managing Director of Barclays Capital, where he was involved in high yield, distressed and special situation investments. Prior to joining Barclays Capital, Mr. Sweeney was with Lehman Brothers and predecessor firms from 1974 to 2008. Mr. Sweeney brings to the Board extensive experience in corporate finance, strategic and accounting matters and provides the Board with valuable insights into the operation of capital markets and opportunities for strategic utilization of such markets. His experience in executive compensation matters enables him to serve as the chair of the Executive Compensation Committee.

Directors in Class II

(Terms expiring at the 2013 Annual Meeting of Shareholders)

James J. Gaffney, age 70, has been a director of the Company since August 2001 and has served as chair of the Board of Directors since February 2003. From 1997 to 2003, Mr. Gaffney served as a consultant to private investment funds affiliated with Goldman, Sachs & Co. in relation to investments by those funds in Viking Pacific Holdings Ltd. and Vermont Investments Limited, both New Zealand-based diversified holding companies. Mr. Gaffney has been a director of Armstrong World Industries since 2006, SCP Pool Corporation since 1998, Beacon Roofing Inc. since 2004 and C&D Technologies, Inc. since December 2010. He also served as a director of World Color Press Inc. from 2009 until 2010. Mr. Gaffney has held a number of leadership positions in businesses in a variety of industries. In these roles, he developed broad experience in operations, financial and corporate matters which, along with his directorships in other companies, enable him to play a key role in all matters involving the Board, including serving as chair of the Board of Directors.

Yves-Andre Istel, age 74, has been a director of the Company since August 2001. Mr. Istel is a senior advisor to Rothchild, Inc. a financial services company, and was Vice Chairman of Rothschild from 1993 to 2002. He was previously Chairman of Wasserstein Perella & Co. International and Managing Director of Wasserstein Perella & Co., Inc. from 1988 to 1992. Mr. Istel has been a director of Compagnie Financiere Richemont S.A. since 1989, and has been its Deputy Chairman since 2010, and Analog Devices, Inc. since 2007, and was director of Reinet Investments S.C.A. Inc. from 2008 to 2009. Mr. Istel provides insight and perspective on general strategic and corporate finance matters based on his extensive knowledge of capital markets and the sugar industry. His broad experience in advising public companies, serving as a director to various other companies and focusing on corporate governance matters makes him well suited to chair the Company’s Nominating and Corporate Governance Committee.

Ronald C. Kesselman, age 67, has been a director of the Company since October 2008. Mr. Kesselman is currently a consultant, and has more than 40 years business experience, including a number of roles in the food and consumer products industries. Previously, he served as Chairman and Chief Executive Officer of Elmer’s Products, Inc., a manufacturer of glues and adhesives, from 1995 to 2003, and before his service at Elmer’s Products, Inc., he served in executive roles with Borden Inc. and Mattel Corporation. Mr. Kesselman has served on the Board of Directors of the Inventure Group, Inc. since 2008. He also served on the Board of Directors of American Italian Pasta Co. from 2007 until 2010. Mr. Kesselman has held leadership positions in a variety of consumer products businesses, and served as a director of other companies. This broad based executive experience enables him to provide the Board with valuable perspective and insight into numerous operational, financial and risk management issues and strategies.

CORPORATE GOVERNANCE

Election of Directors

Directors are elected by a majority of votes cast. In an uncontested election, any nominee for director who receives a greater number of votes against his or her election than votes “for” such election shall promptly tender his or her resignation following certification of the shareholder vote. In such an event, the Nominating and Corporate Governance Committee shall promptly consider the resignation offer and make a recommendation to the Board which will act on the recommendation within 90 days following certification of the shareholder vote and disclose its decision-making process for accepting or rejecting the director’s resignation offer in a Current

Report on Form 8-K filed with the Securities and Exchange Commission. Abstentions and broker non-votes are treated as votes not cast and will have no effect in the election of directors.

In May 2010, the Board of Directors rescinded its policy requiring directors to resign their position prior to the annual shareholders meeting after they have reached age 75. Upon review of this policy, the Board concluded that a mandatory retirement age is not appropriate. Directors who have served on the Board for an extended period of time are able to provide valuable insight into the operations and future of the Company based on their experience with and understanding of the Company’s business, history, policies and objectives. The Board believes that as an alternative to a mandatory retirement age, it can ensure that the Board continues to evolve and adopt new viewpoints through the director evaluation and nomination process described in the Company’s Corporate Governance Guidelines, which are available on the Company’s web site located at www.imperialsugarinvestors.com. The chair of the Board, as well as the Nominating and Corporate Governance Committee, monitors the performance of directors and will take steps as necessary regarding continuing director tenure. Had the Board of Directors not rescinded its mandatory retirement policy, Mr. Coan would have been required to submit his resignation from the Board prior to the 2011 Annual Meeting of Shareholders.

Leadership Structure

The Board currently has a policy of separating of the roles of Chief Executive Officer and chair of the Board of Directors. This policy, which was adopted in connection with settlement of a derivative lawsuit filed against several parties, including the Company and its directors other than those directors who served on the Special Investigative Committee, is a continuation of past practice regarding the separation of these roles. With the roles of chair and Chief Executive Officer being separate, the Company does not have a lead Independent Director. The Board of Directors has an independent chair, Mr. Gaffney, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board chair has substantial ability to shape the work of the Board. The Board believes that separation of the positions of Board chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Board believes that having an independent Board chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its shareholders. As a result, the Board believes that having an independent Board chair enhances the effectiveness of the Board as a whole and is an appropriate leadership structure for the Company.

Risk Oversight

The Board of Directors is actively involved in oversight of risks that could affect the Company. The Board oversees its risk management responsibilities directly and through its committees. Specifically, the Board has responsibility for overseeing, reviewing and monitoring the Company’s overall risks and certain specific risks, and Board committees are also responsible for the oversight of specific risk areas relevant to their function. The oversight responsibility of the Board and its committees is enabled by an enterprise risk management process implemented by management that is designed to identify, assess, manage and mitigate risks. The Board satisfies its risk management oversight responsibility through reports by the committee chairs to the full Board regarding the respective committee’s risk oversight and other activities, as well as through regular reports to the Board from officers responsible for oversight and management of particular risks within the Company. Further, the

Board is informed of developments that could affect the Company’s risk profile or other aspects of risks that could affect the Company. The Board believes its administration of its risk oversight function has not affected the Board’s leadership structure.

The Board of Directors, through its Executive Compensation Committee in consultation with its independent compensation consultant, reviewed the Company’s compensation practices, policies and programs for all employees. The Committee believes that the Company’s compensation practices, policies and programs represent an appropriate balance of short term and long term compensation and do not encourage employees to take unnecessary or excessive risks that are likely to have a material adverse effect on the Company.

Board Meetings and Committees

The Company’s Board of Directors met 11 times during the year ended September 30, 2010. Directors are expected to attend all Board meetings and the annual meeting of shareholders. All members of the Board of Directors attended the 2010 Annual Meeting of Shareholders. All current directors attended at least 88% of their Board meetings and committee meetings which they were eligible to attend. At intervals between formal meetings, members of the Board of Directors and each committee are provided with information regarding the operations of the Company and are consulted on an informal basis with respect to pending business. Such consultation may lead to Board or committee action between meetings being taken by unanimous written consent.

The Board of Directors has six standing committees: Audit, Executive Compensation, Nominating and Corporate Governance, Special Investigative, Operations and Operational Safety. The membership and principal responsibilities of the committees are described below.

Audit Committee

Members:	Gaylord O. Coan, Chair
Yves-Andre Istel
John E. Stokely

The Audit Committee consists of members who are not officers or employees of the Company or its subsidiaries and who are independent under rules established by NASDAQ. The Audit Committee reviews with the Company’s internal audit staff and independent registered public accounting firm the scope and results of their audits; monitors the adequacy of the Company’s system of internal controls and procedures; selects, subject to ratification by the shareholders, the independent registered public accounting firm, and reviews and approves the fees paid for services rendered by such accountants. During the year ended September 30, 2010, the Audit Committee met 7 times. Additional information about the Audit Committee and its responsibilities is included in the section of this proxy statement entitled “Audit Committee Report” and in the Audit Committee Charter, which is available free of charge on the Company’s web site located at www.imperialsugarinvestors.com.

Executive Compensation Committee

Members:	John K. Sweeney, Chair
Gaylord O. Coan
James J. Gaffney
David C. Moran

The Executive Compensation Committee consists of members who are not officers or employees of the Company or its subsidiaries and who are independent under rules established by NASDAQ. The Committee establishes the salaries, bonuses and other compensation for the Company’s directors, executive officers and certain other managerial and professional personnel. The Committee reviews and approves or, in some cases, recommends to the Board the Company’s compensation plans. The Executive Compensation Committee also administers the granting of incentives to eligible employees under the Company’s Long Term Incentive Plan and administers the Company’s incentive bonus plans. The Executive Compensation Committee met 8 times during the year ended September 30, 2010. Additional information about the Executive Compensation Committee and its responsibilities is included in the section of this proxy statement entitled “Compensation Discussion and Analysis” and in the Company’s Executive Compensation Committee Charter, which is available free of charge on the Company’s web site located at www.imperialsugarinvestors.com.

Nominating and Corporate Governance Committee

Members:	Yves-Andre Istel, Chair
James J. Gaffney
Ronald C. Kesselman

The Nominating and Corporate Governance Committee consists of members who are not officers or employees of the Company or its subsidiaries and who are independent under rules established by NASDAQ. The Committee’s primary purpose is to provide oversight on the broad range of issues surrounding the composition and operation of the Board of Directors, including identifying individuals qualified to become Board members, recommending director nominees to the Board and recommending to the Board a set of corporate governance guidelines applicable to the Company. The Committee also provides assistance to the Board in the areas of committee member selection, evaluation of the overall effectiveness of the Board and committees of the Board, and review and consideration of corporate governance practices and regulatory policies. This Committee met 8 times during the year ended September 30, 2010. Additional information about the Nominating and Corporate Governance Committee and its responsibilities is included in the section of this proxy statement entitled “Nominating and Corporate Governance Committee Report” and in the Company’s Nominating and Corporate Governance Committee Charter, which is available free of charge on the Company’s web site located at www.imperialsugarinvestors.com.

Special Investigative Committee

Members:	Ronald C. Kesselman, Co-Chair
John E. Stokely, Co-Chair

The Special Investigative Committee consists of members who are not officers or employees of the Company or its subsidiaries and who are independent under rules established by NASDAQ. The Board established this Committee in October 2008 to independently investigate allegations raised by certain shareholders relating to the February 2008 accident at the Company’s refinery in Port Wentworth, Georgia, which resulted in a derivative lawsuit being against certain parties, including the Company and its directors who are not members of this Committee. The Committee is authorized to engage such legal counsel, experts, consultants and advisers as it deems desirable or necessary to assist it in the discharge of its responsibilities. This Committee met 25 times during the year ended September 30, 2010.

Operations Committee

Members:	John E. Stokely, Chair
Gaylord O. Coan

The Operations Committee consists of members who are not officers or employees of the Company or its subsidiaries and who are independent under rules established by NASDAQ. The Board established this Committee on August 20, 2010 to assist the Board in fulfilling its oversight responsibilities regarding the Company’s business operations and strategies relating thereto. The Committee provides advice and counsel to management on such matters and may seek advice from outside advisors and consultants with the Board’s approval. Additional information about the Operations Committee and it responsibilities is included in the Company’s Operations Committee Charter, which is available free of charge on the Company’s web site located at www.imperialsugar.com. This Committee met 4 times during the year ended September 30, 2010.

Operational Safety Committee

Members:	John E. Stokely, Chair
Ronald C. Kesselman
David C. Moran

The Operational Safety Committee consists of members who are not officers or employees of the Company or its subsidiaries and who are independent under rules established by NASDAQ. The Board established this Committee in connection with settlement of a derivative lawsuit filed against several parties, including the Company and its directors other than the directors who serve on the Special Investigative Committee. This Committee provides assistance to the Board in fulfilling its oversight responsibilities to shareholders, potential shareholders, employees and all other stakeholders of the Company in matters of operational safety. The Committee monitors and oversees the Company’s efforts to anticipate, identify and mitigate operational safety risks and assists the Board in the oversight of the quality and integrity of the Company’s safety policies and procedures, the Company’s compliance with legal and regulatory safety requirements and the overall performance of the Company’s safety policies and procedures. Additional information about the Operational Safety Committee and it responsibilities is included in the Company’s Operational Safety Committee Charter, which is available free of charge on the Company’s web site located at www.imperialsugar.com. This Committee was established on September 27, 2010 and did not meet during the year ended September 30, 2010.

Policies and Procedures for Approval of Related Person Transactions

Under the Company’s Code of Ethics, directors, officers and employees are to avoid situations that present a potential conflict between their personal interests and the interests of the Company. The Code requires that directors, officers and employees make a prompt disclosure in writing through Company reporting channels or to the Company’s legal department of any fact or circumstance that may involve an actual or potential conflict of interest as well as any information necessary to determine the existence or likely development of conflicts of interest. This specifically includes any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest. For transactions involving executive officers of the Company, the Senior Vice President, General Counsel and Corporate Secretary reviews the written disclosure described above with the Chairman of the Audit Committee and/or the Company’s Chief Executive Officer, and a determination is made whether to approve the transaction resulting in the conflict of interest or potential conflict of interest. The matter may be referred to the Company’s Board of Directors as circumstances require. If the transaction involves the Chief Executive Officer or a member of the Board of Directors, the matter is referred to the full Board of Directors for review and approval. In each case, the standard applied in approving the transaction is the best interests of the Company without regard to the interests of the individual employee, officer or director involved in the transaction. These procedures for reviewing and approving conflict of interest transactions are based on the Company’s past practice and are not in writing.

Director Remuneration

The chair of the Board of Directors receives an annual retainer of $90,000 and each other director who is not an officer or employee of the Company receives an annual retainer of $45,000. Directors are also paid $1,500 per Board meeting for each meeting attended after the tenth meeting of the fiscal year. In addition to cash compensation described above, each non-employee director receives an annual equity grant valued at $40,000, except for the non-executive chair who receives an annual equity grant valued at $80,000. These equity grants are made on the third business day following the release of the Company’s first fiscal quarter financial results with the number of shares determined on the basis of the average of the high and low price of the Company’s common stock on the day of the grant and vest six months after service on the Board terminates. Effective for annual equity grants commencing with the grant following the release of the Company’s fiscal year 2011 first quarter financial results, each non-employee director will receive an annual equity grant valued at $55,000, except for the non-executive chair who will receive an annual equity grant valued at $110,000.

The chairs of the Audit and the Operational Safety Committees receive an additional $15,000 annual retainer and the other members of those committees receive an additional $10,000 annual retainer. Members of the Audit and Operational Safety Committees are also paid $1,000 per committee meeting for each meeting attended after the eighth meeting of the fiscal year. The chairs of the Executive Compensation and the Nominating and Corporate Governance Committees receive an additional $10,000 annual retainer and other members of those committees receive an additional $5,000 annual retainer. Members of the Executive Compensation and Nominating and Corporate Governance Committees are also paid $1,000 per committee meeting for each meeting attended after the eighth meeting of the fiscal year.

The chair and members of the Operations Committee do not receive additional annual retainers. The chair of the Operations Committee is paid $1,000 for each meeting attended and $3,500 for each visit to the Company’s facilities. The other members of the Operations Committee are paid $500 for each meeting attended and $1,750 for each visit to the Company’s facilities. The co-chairs of the Special Investigative Committee each received a one-time retainer of $25,000 upon formation of the committee in 2008, but do not receive annual retainers. Members of the Special Investigative Committee have been paid $1,000 for each meeting attended after the fifth meeting following formation of the committee.

All retainers are paid quarterly. The Company reimburses each director for travel expenses incurred in connection with their attendance at Board or committee meetings or other Company business meetings. Directors who are employees of the Company do not receive compensation for serving on the Board or its committees. The following table provides information on the Company’s compensation for non-employee directors for fiscal 2010.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Option Awards ($)	Total ($)
Curtis G. Anderson (1)	10,645	—	—	10,645
Gaylord O. Coan	71,500	39,812	—	111,312
James J. Gaffney	100,613	79,610	—	180,223
Yves-Andre Istel	66,500	39,812	—	106,312
Ronald C. Kesselman	75,500	39,812	—	115,312
David C. Moran	51,500	39,812	—	91,312
John E. Stokely	86,000	39,812	—	125,812
John K. Sweeney	55,000	39,812	—	94,812

(1)	Mr. Anderson resigned from the Board effective December 5, 2009.
(2)	Amount reflected in this column is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Each director except Messrs. Gaffney and Anderson was granted 2,759 restricted stock units during fiscal 2010, with a grant date fair value of $39,812. Mr. Gaffney was granted 5,517 restricted stock units during fiscal 2010, with a grant date fair value of $79,610. Restricted stock units outstanding as of September 30, 2010 were as follows: Mr. Gaffney, 21,025 units; Messrs. Coan, Istel, Moran and Sweeney, 10,513 units; and Messrs. Kesselman and Stokely, 15,076 units. Stock options outstanding as of September 30, 2010 were as follows: Mr. Gaffney, 1,667 options; Mr. Coan, 834 options; Mr. Istel, 2,876 options; and Mr. Sweeney, 52,324 options.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE REPORT

The primary purpose of the Nominating and Corporate Governance Committee is to provide oversight on the broad range of issues surrounding the composition and operation of the Board of Directors, including identifying qualified individuals who might become a Board member. This Committee has also been charged with the responsibility of monitoring the Company’s corporate governance profile, with the intent of seeking to maintain “best practices” in the area of corporate governance. To assist the Committee in fulfilling this responsibility, it has selected a Chief Governance Officer, Louis T. Bolognini, who is a senior executive and general counsel for the Company and whose duties include corporate governance matters. The Nominating and Corporate Governance Committee met 8 times in fiscal 2010. The Charter of the Nominating and Corporate Governance Committee as adopted by the Board of Directors is available free of charge on the Company’s web site located at www.imperialsugarinvestors.com.

The Nominating and Corporate Governance Committee considers diversity in identifying nominees for director and endeavors to have a Board representing diversity of business experience, skills, talents and viewpoints that will contribute to the Board’s ability to perform its roles relating to oversight of the Company’s business, strategy and risk exposure.

The Company’s Corporate Governance Guidelines require that at least 75% of all of the Company’s directors meet the criteria for independence established by NASDAQ for continued listing, including its listing standards, and all other legal requirements. The Corporate Governance Guidelines were revised to provide for this 75% independence requirement in connection with the settlement of a derivative lawsuit filed against several parties, including the Company and its directors other than those directors on the Special Investigative Committee. Previously, the Corporate Governance Guidelines required that at least a majority of all of the Company’s directors meet the criteria for independence established by NASDAQ. Under NASDAQ listing standards, to be considered independent, a director must not have a relationship, which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, certain specified relationships preclude a finding of independence. The standards specify the criteria by which independence of directors will be determined.

The Board of Directors has determined that all of its non-management members and more than 75% of its members are independent under NASDAQ listing standards. It has also determined that each member of the Audit, Executive Compensation, Nominating and Corporate Governance, Special Investigative, Operations and Operational Safety Committees is independent. The non-management directors meet in executive session without members of management present at every regular Board meeting and the chair of the Board, James J. Gaffney, presides at these executive sessions.

All directors standing for election at the 2011 Annual Meeting of Shareholders are directors currently serving on the Board were recommended by the Nominating and Corporate Governance Committee and were approved by all of the independent directors. The Committee also considers qualified nominees recommended by shareholders; any recommendation for the 2012 election of directors should be submitted in writing to the Committee in care of the Secretary of the Company at P.O. Box 9, Sugar Land, Texas 77487.

Interested parties with questions or comments may communicate with Mr. Gaffney and other non-management members of the Board by confidential email. The email address is accessible in the investor relations section of the Company’s web site under the caption, “Contact the Board.”

Nominating and Corporate Governance Committee

Yves-Andre Istel, Chairman

James J. Gaffney

Ronald C. Kesselman

AUDIT COMMITTEE REPORT

The Audit Committee is composed of three independent directors. The general objectives of the Audit Committee are to monitor (1) the integrity of the financial statements of the Company, (2) compliance by the Company with legal and regulatory requirements, (3) compliance by the Company with the internal control requirements as found in Section 404 of the Sarbanes-Oxley Act and (4) performance of the Company’s internal auditors and the independence and performance of the Company’s external auditors. The Audit Committee has adopted a policy that it must pre-approve all audit and non-audit services of the Company’s independent registered public accounting firm and has delegated to the chair the authority to approve non-audit services arising between Committee meetings. The specific duties of the Audit Committee are described in the Audit Committee Charter as adopted by the Board of Directors. The Company has adopted a Code of Ethics, which, along with the Audit Committee charter, are available free of charge on the Company’s web site located at www.imperialsugarinvestors.com. The Company’s Code of Ethics requires management to make reports to the Audit Committee. The Company’s management is primarily responsible for the Company’s financial statements and the quality and integrity of the reporting process. Deloitte & Touche LLP, the Company’s independent registered public accounting firm, is responsible for auditing those financial statements and for expressing an opinion on the conformity of the financial statements with generally accepted accounting principles in the United States. The Audit Committee is responsible for overseeing the financial reporting process on behalf of the Board of Directors and recommending to the Board of Directors that the Company’s financial statements be included in the Company’s Annual Report on Form 10-K.

The Company’s Board of Directors has determined that John E. Stokely is an “audit committee financial expert”, as defined by SEC Regulation S-K Item 407(d).

The Audit Committee took a number of steps in fulfilling its oversight responsibilities and making its recommendation for fiscal 2010. First, the Audit Committee has met and held discussions with Deloitte & Touche LLP, the Company’s independent registered public accounting firm for 2010, regarding those matters that Deloitte & Touche LLP communicated to the Audit Committee as required by Statement of Auditing Standards No. 114. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed with Deloitte & Touche LLP their independence and received written disclosures and a letter from Deloitte & Touche LLP regarding independence as required by Independence Standards Board Standard No. 1. This discussion and disclosure assisted the Audit Committee in evaluating Deloitte & Touche LLP’s independence. Finally, the Audit Committee reviewed and discussed with Deloitte & Touche LLP (on some occasions with the Company’s management present and sometimes in private sessions) the Company’s audited financial statements. Based on discussions with Deloitte & Touche LLP concerning the audit, the independence discussions, the financial statement review and other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2010 for filing with the Securities and Exchange Commission.

Audit Committee

Gaylord O. Coan, Chairman

Yves-Andre Istel

John E. Stokely

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the ownership as of December 28, 2010 of Common Stock of each director of the Company, each named executive officer, each person known to the Company to beneficially own 5% or more of Common Stock and all directors and executive officers of the Company as a group. Unless otherwise indicated, the beneficial owners have sole voting and investment power, as applicable, over the shares of Common Stock listed below.

	Beneficial Ownership of Common Stock
	Number of Shares (1)(2)	Percentage of Class
Louis T. Bolognini	34,109	*
Gaylord O. Coan	3,667	*
James J. Gaffney	5,223	*
Patrick D. Henneberry	45,706	*
Yves-Andre Istel	7,674	*
Ronald C. Kesselman	—	*
H.P. Mechler	45,255	*
David C. Moran	16,500	*
George Muller	17,945	*
John C. Sheptor	188,790	1.6%
John E. Stokely	—	*
John K. Sweeney	53,324	*
Paul Whitaker	952	*
All directors and executive officers as a group (17 persons) (2)	446,503	3.7%

Passport Management, LLC (3)	1,202,985	9.8%
30 Hotaling Place, Suite 300
San Francisco, CA 94111
Dimensional Fund Advisors LP (4)	777,014	6.4%
Palisades West,
Building One, 8300 Bee Cave Road
Austin, TX 78746
Royce & Associates, LLC (5)	721,620	5.9%
745 Fifth Avenue
New York, NY 10151
BlackRock, Inc. (6)	691,846	5.7%
40 East 52nd Street
New York, NY 10022
Phronesis Partners, L.P. (7)	615,437	5.1%
130 East Chestnut Street, Suite 403
Columbus, OH 43215

* Percentage of shares of Common Stock beneficially owned does not exceed 1% of the applicable class.

(1)	Includes shares subject to stock options exercisable within 60 days as follows: Mr. Coan, 834 shares; Mr. Gaffney, 1,667 shares; Mr. Henneberry, 8,334 shares; Mr. Istel, 2,876 shares; Mr. Mechler,

5,834 shares; Mr. Moran, 10,000 shares; Mr. Muller, 1,667 shares; Mr. Sweeney, 52,324 shares; all officers and directors as a group, 85,203 shares.
(2)	Excludes restricted stock units which are not fully vested, for which the grantee has no voting rights as follows: each of Messrs. Kesselman and Stokely, 15,076 shares; Mr. Gaffney, 21,025 shares; and each of Messrs. Coan, Istel, Moran and Sweeney, 10,513 shares.
(3)	As reported on a Form 4 dated March 18, 2010 by Passport Management, LLC, Passport Agriculture Master Fund SPC Ltd. for and on behalf of Portfolio A, Blackwell Partners LLC, Passport Plus, LLC, Passport Capital, LLC and John Burbank, (i) Passport Agriculture Master Fund SPC Ltd. for and on behalf of Portfolio A (“Fund I”) beneficially owned 542,570 shares, Passport Special Opportunities Master Fund, LP (“Fund II”) beneficially owned 484,915 shares and Blackwell Partners LLC (“Fund III”) beneficially owned 175,500 shares, (ii) Passport Management, LLC is the investment manager to Fund I and Fund II, (iii) Passport Plus, LLC is the general partner to Fund II, (iv) Passport Capital, LLC is the managing member of Passport Management, LLC and Passport Plus, LLC, and the investment manager to Blackwell Partners LLC, (v) John Burbank is the sole managing member of Passport Capital, LLC, and (vi) as a result of (i)—(v), each of Passport Management, LLC, Passport Plus, LLC, Passport Capital, LLC, Blackwell Partners LLC and John Burbank may be considered to indirectly beneficially own the shares owned by the Funds. The address for Passport Agriculture Master Fund SPC Ltd. for and on behalf of Portfolio A, Blackwell Partners LLC, Passport Plus LLC, Passport Capital, LLC and John Burbank is c/o Passport Management LLC, 30 Hotaling Place, Suite 300, San Francisco, CA 94111.
(4)	As reported on a Schedule 13G/A dated February 10, 2010, Dimensional Fund Advisors LP had sole investment power for all 777,014 shares and sole voting power for 755,712 shares.
(5)	As reported on a Schedule 13G/A dated January 25, 2010, Royce & Associates, LLC had sole investment and voting power for all 721,620 shares.
(6)	As reported on a Schedule 13G dated January 20, 2010, BlackRock, Inc. had sole investment and voting power for all 691,846 shares.
(7)	As reported on a Schedule 13G dated May 26, 2010 by Phronesis Partners, L.P. and James Wiggins, each of which had shared investment and voting power with respect to 615,437 shares. The address for James Wiggins is 130 East Chestnut Street, Suite 403, Columbus, OH 43215.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors of the Company and beneficial owners of more than 10% of its Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.

Based on a review of Forms 3 and 4 and amendments thereto filed during the fiscal year ended September 30, 2010 and Forms 5 and amendments thereto, or written representations that no Forms 5 were required, the Company believes during the year ended September 30, 2010, its officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements with the exception of (i) a Form 4 for Ronald L. Allen, Corporate Safety Officer, that was not filed on or before October 4, 2010 as required to report the withholding of common stock to pay the tax liability upon the vesting of restricted stock shares on September 30, 2010; this transaction was reported on a Form 4 for Mr. Allen on October 20, 2010 and (ii) a Form 3 for George Muller that was filed on October 9, 2008 and did not include 1,667 stock options held by Mr. Muller; the stock options were reported on a Form 3/A for Mr. Muller on November 18, 2010.

Compensation Committee Interlocks and Insider Participation

During fiscal 2010, the Executive Compensation Committee consisted of John K. Sweeney (Chair), Gaylord O. Coan, James J. Gaffney and David C. Moran. There are no Compensation Committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Securities Exchange Act of 1934.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation

Philosophy

The Company’s executive compensation philosophy and program objectives are directed primarily by two guiding principles. First, the program is intended to provide competitive levels of compensation, at targeted levels of performance, in order to attract, motivate and retain talented executives. Second, the program is structured to create an alignment of interests between the Company’s executives and shareholders so that a significant portion of each executive’s compensation is linked to maximizing shareholder value.

In support of this philosophy, the executive compensation program is designed to reward performance that is directly relevant to the Company’s short-term and long-term success. The Company provides both short-term and long-term incentive compensation that varies based on corporate and individual performance.

The executive compensation program has been structured with three primary components: base salary, annual incentives (via a cash bonus plan) and long-term incentives (via equity grants). The following discussion describes the Company’s plans by component of compensation and discusses how each component relates to the Company’s overall executive compensation philosophy. In establishing the executive compensation programs, the Company believes that:

•	base salaries should be at levels competitive with peer companies that compete with the Company for business opportunities and executive talent;

•	annual incentive bonuses should reflect progress toward company-wide performance objectives and personal objectives; and

•	long-term incentives should provide a direct link between the interests of shareholders and executives and promote an appropriate balance between short- and long-term goals and decision making.

Purpose

The executive compensation program has been designed to accomplish the following long-term objectives:

•

provide competitive compensation and benefits (relative to an appropriate peer group of companies) that will enable the Company to recruit, retain and motivate the executive talent necessary to be successful;

•	create a clear and direct relationship between executive pay and corporate and individual performance;

•	produce long-term, positive results for the Company’s shareholders that are aimed at increasing shareholder value; and

•	provide executives with opportunities to earn long-term rewards that are commensurate with sustained increases achieved in shareholder value.

Administration

The executive compensation program is administered by the Executive Compensation Committee (the “Committee”) of the Board of Directors. The specific duties and responsibilities of the Committee are described in this proxy statement under “Corporate Governance—Executive Compensation Committee.” Policies adopted by the Committee are implemented by the Company’s compensation and benefits staff. The Committee has also retained Lyons, Benenson & Company Inc. as its independent compensation consultant with respect to executive compensation matters. The consultant working on the Company’s executive compensation matters reports to and acts at the direction of the Committee. Management does not direct or oversee the activities of the consulting firm with respect to the Company’s executive compensation program and has not engaged the consulting firm for any other matters.

This Compensation Discussion and Analysis (“CD&A”) of the compensation programs for the Company’s named executive officers as described under “Executive Compensation” below (“NEOs”) is intended to provide an overview of the various compensation and benefit programs, rationale for their existence and how they link to performance and actual pay decisions overseen by the Committee. The narrative that follows contains descriptions of underlying rationale and decisions regarding pay philosophy and its application to the Company’s business and executives. Any analysis and interpretation of this information should be limited to understanding how the executive compensation and benefits programs are structured and should not be viewed as statements of expectations, forward-looking estimates of financial results or any related guidance to investors or the investment community.

Briefly summarized, the Committee is responsible for:

•	Reviewing and approving the Company’s compensation philosophy;

•	Approving and reporting to the Board the executive compensation plans and the compensation (including incentive awards) of certain senior executives, including the Chief Executive Officer;

•	Assessing the appropriateness of the total compensation paid to the Company’s principal officers;

•	Periodically reviewing and approving stock ownership guidelines, including granting or making recommendations to the Board concerning employee stock options and restricted stock grants;

•	Approving new or material changes to existing employee benefit plans;

•	Maintaining and updating on a regular basis a written Executive Compensation Committee Charter detailing the Committee’s duties;

•	Reviewing and reporting to the Board the status of the Company’s director compensation practices in relation to other companies of comparable size and within similar industries;

•	Reviewing with the chair of the Board the Chief Executive Officer’s compensation on an annual basis;

•	Issuing an annual report on executive compensation in accordance with applicable rules and regulations of the Securities and Exchange Commission for inclusion in the Company’s proxy statement; and

•	Such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board and/or the Chair of the Board or as designated in plan documents.

Selection of Compensation Peer Group

To assist with determining executive compensation, including base salary and annual and long-term incentive compensation, the Committee typically utilizes a Compensation Peer Group, a group of comparable companies against which the Committee benchmarks the Company’s compensation program. In fiscal 2010, the Compensation Peer Group included 18 companies. The Compensation Peer Group is the source of compensation database information. The Committee’s independent consultant develops analyses on the basis of information drawn from the database, and those analyses include the compensation levels and practices of the Compensation Peer Group companies. The selection of the companies included in the Compensation Peer Group reflects consideration of the following factors: (1) companies that are competitors in the food processing and commodities sector, although there are no publicly traded companies that are direct competitors in the domestic sugar processing industry; (2) companies that compete for the same specialized talent pool; (3) companies that may experience similar business cycles; (4) companies that may be tracked similarly by analysts; and (5) companies that have reasonably comparable revenues and market capitalizations. In evaluating analyses based on Compensation Peer Group data, the Committee especially considers revenues, comparability to the Company’s business and whether or not the Compensation Peer Group companies are in the commodity food business.

The Compensation Peer Group utilized for fiscal 2010 is as follows:

Company Name	2009 Revenue In Millions
Alliance One International, Inc.	$2,308.3
Boston Beer Company, Inc.	$453.4
Calayo Growers, Inc.	$344.8
Cott Corporation	$1,596.7
Farmer Brothers Co.	$341.7
Flowers Foods, Inc.	$2,600.8
Green Mountain Coffee Roasters, Inc.	$803.0
J&J Snack Foods Corp.	$653.0
Lancaster Colony Corporation	$1,051.5
Lance, Inc.	$918.2
MGP Ingredients, Inc.	$276.0
Peet’s Coffee & Tea, Inc.	$311.3
Ralcorp Holdings, Inc.	$3,891.9
Reddy Ice Holdings, Inc.	$312.3
Sanderson Farms, Inc.	$1,789.5
SunOpta Inc.	$989.1
Tootsie Roll Industries, Inc.	$499.3
Treehouse Foods, Inc.	$1,511.7

The Committee periodically references other independent compensation surveys for executive pay practices in general industry and the food industry. Recommendations for base salary, bonuses and other compensation arrangements are developed under the supervision of the Committee by the Company’s compensation and benefits staff utilizing the foregoing information and analyses and with assistance from the independent compensation consultants. The Compensation Peer Group data provides guidance but does not dictate the setting of executive officer’s compensation.

In addition to this peer-based market analysis, an internal equity analysis is carried out to ensure that both the total compensation and individual compensation components for each executive officer position are sized appropriately in relation to each other.

Timing of Compensation Decisions

All elements of executive compensation are typically determined in November, December and January of each fiscal year after a review of financial, operating and personal performance for the year. The Committee may, however, review salaries or grant long-term incentive awards at other times during the year for a variety of reasons, although principally in recognition of new appointments or promotions during the year.

The following table summarizes the approximate timing of some of the more significant compensation events:

Event	Timing
Set Board and committee dates	At least one year prior to meeting dates. Board meetings have historically been held in December, January, April-May, July-August and September, and committee meetings have been held on the day before each Board meeting.

Establish executive officer financial and personal objectives	September of each fiscal year (with respect to compensation for the following fiscal year)

Monitor Company and executive officer performance against objectives established in the previous fiscal year	April and July of each fiscal year (with respect to compensation for the current fiscal year)

Evaluate executive compensation (achievement of objectives established in the previous fiscal year), review external consultant analysis and recommend all elements of compensation based on those results and analysis	November/December/January of each fiscal year (with respect to compensation for prior fiscal year)

Payment of annual incentive bonus	December of each year

Grants of long-term incentive awards	First fiscal quarter of each year

Additional information regarding the timing of stock option and restricted stock grants is discussed below under “Long-Term Incentives—Stock Options/Restricted Stock.”

Elements of Executive Compensation

General

The executive compensation program primarily consists of base salary, annual cash-based incentives, and long-term equity-based incentives, but also includes other elements of compensation generally available to all employees such as medical and dental, disability and term life insurance programs. The selection of the three main elements allows the Company to remain competitive in attracting, retaining and motivating executive talent with current and potential financial rewards. The compensation program and levels are generally keyed to the market medians. Thus, in years when the Company achieves its financial and operating goals and objectives, total compensation should be close to market medians. In years when the Company exceeds its goals and objectives, total compensation will be higher than market medians. In the event the Company fails to achieve at minimally acceptable levels, there would generally be no incentive compensation. Under the terms of our incentive plans, the Committee does retain the authority to apply its discretion to incentive compensation decisions. The Committee, therefore, could make discretionary incentive awards in years when goals and objectives are not achieved if doing so is believed to be in the best interests of the Company and its shareholders. Similarly, the Committee retains the discretion to reduce or eliminate incentive awards. While base salaries would be unaffected, the absence of incentive compensation would result in total compensation being below market medians. Overall, this means that the compensation package remains competitive enough to attract and retain top talent but does not over-reward average performance by NEOs. Actual compensation and target compensation levels may be set above the 50th percentile as warranted by performance and prevailing market conditions for executive talent, including the recognition of key skills that are in critical demand, as well as the reality that some positions are of higher internal value to the Company than competitive survey data suggests for competitors.

For fiscal 2010, executive compensation set by the Committee for the NEOs resulted in total direct compensation at target that on average was approximately at the 21st percentile of the Compensation Peer Group. All of the NEOs were below the 50th percentile.

Relative Size of Major Compensation Elements

The combination of base salary, annual incentives and long-term incentives comprise total direct compensation. In setting executive compensation, the Committee considers the aggregate compensation payable to an executive officer and the form of the compensation. The Committee seeks to achieve the appropriate balance between immediate cash rewards and long-term incentives for the achievement of both annual and long-term financial and non-financial objectives. The size of each element is based on market practice for the Compensation Peer Group as well as company-wide and individual performance. The Committee may also decide, as appropriate, to modify the relative mix of compensation elements to best fit an executive officer’s specific circumstances.

The relative level of incentive compensation typically increases in relation to an executive officer’s responsibilities within the Company, with the level of incentive compensation for more senior executive officers being a greater percentage of total compensation than for less senior executive officers. The Committee believes that making a significant portion of an executive officer’s incentive compensation contingent on long-term stock price performance more closely aligns the executive officer’s interests with those of the shareholders.

The following table summarizes the relative size of base salary and incentive compensation for fiscal 2010 (total direct compensation) for each of the NEOs:

	Percentage of Total Direct Compensation
Name	Base Salary	Annual Incentive Bonus	Long-Term Incentives
John C. Sheptor	51%	—%	49%
Louis T. Bolognini	68%	—%	32%
Patrick D. Henneberry	67%	—%	33%
H.P. Mechler	67%	—%	33%
George Muller	74%	—%	26%
Paul Whitaker	68%	—%	32%

Cash Compensation

Base Salaries

The Company’s base salary program is based on a philosophy of providing base compensation competitive with the Compensation Peer Group, but base compensation is not targeted at a specific percentile level. Rather, the Committee makes a subjective determination of the appropriate base salary level given the existing salary levels at the Company and a review of Compensation Peer Group data. The Company periodically reviews its executive compensation levels as compared to the external market since the Company believes it is important to provide competitive salaries over time in order to attract and retain talented executives.

Annual base salary adjustments for the Company are based on several factors, including general levels of market salary increases, individual performance, competitive base salary levels and the Company’s overall financial results. For purposes of determining base salary adjustments, the Company reviews performance qualitatively and quantitatively, taking into account the level of earnings and each individual’s contributions. These criteria are assessed qualitatively and are not weighted. All base salary adjustments are based on a philosophy of pay-for-performance and an individual’s value to the Company. As a result, employees with higher levels of performance sustained over time will be paid correspondingly higher salaries.

At September 30, 2010, the NEOs had the following base salaries:

Name	Base Salary
John C. Sheptor	$600,600
Louis T. Bolognini	$308,672
Patrick D. Henneberry	$368,413
H.P. Mechler	$336,960
George Muller	$237,891
Paul Whitaker (1)	—

(1)	Mr. Whitaker’s employment with the Company terminated on June 10, 2010

Messrs. Sheptor, Bolognini, Henneberry, Mechler, Muller and Whitaker received base salary increases effective January 1, 2010 of 4%, 6%, 2.5%, 4%, 3% and 7.1% respectively. The increases applicable to each executive reflect the Committee’s assessment of each executive’s performance and the relative position of their salaries to competitive benchmarks. The fiscal 2010 base salaries for the NEOs place them between the 28th and 72nd percentile of base salary for the Compensation Peer Group. The Committee believes that the salaries of the NEOs are within the range of competitive practice.

In view of current market conditions, the performance of the Company to date, and the fact that executive salaries are generally competitive, the Committee has decided to postpone consideration of possible salary increases for fiscal 2011 until the July 2011 meeting of the Committee.

The Company’s annual cash bonus plan (the “Management Incentive Plan” or “MIP”) is intended to (1) reward key employees based on Company and individual performance, (2) motivate key employees and (3) provide competitive cash compensation opportunities to plan participants. Under the annual bonus plan, target award opportunities vary by individual position and are expressed as a percentage of base salary. The target bonus amount for each executive is directly dependent on the individual’s position, responsibility and ability to affect the Company’s financial and operating success.

The Company adopted goals under the MIP for fiscal 2010 for executive officers and certain other participants. Goals under the MIP for fiscal 2010 provided for cash bonuses based on achievement of a combination of individual performance goals and corporate performance goals. The corporate performance goals for fiscal 2010, initially established in November 2009 and finalized in December 2009, were based on the Company’s attainment of certain EBITDA levels. The goals were derived from the business plan for the Company approved by the Board. Personal objectives are specific to each officer position and may relate to the following matters, among others:

•	improvement in specific key business metrics;

•	completion of strategic acquisitions or divestitures; or

•	the achievement of other business priorities.

The NEOs who participate in the MIP have target bonuses that range from 30% to 100% of base salary. Each target bonus opportunity as a percentage of base salary was set by the Committee after reviewing Compensation Peer Group data. In setting target bonus opportunities, the Committee makes subjective judgments taking into consideration competitive practice among the Compensation Peer Group companies as well as the Company’s business objectives and the potential impact that each position may have on overall Company results.

The Committee established EBITDA as the fiscal 2011 corporate performance measure at its September 27, 2010 meeting when it established the threshold, target and maximum EBITDA levels. The Committee approved officer individual performance goals on December 18, 2010.

Fiscal 2010 MIP Plan

For the fiscal 2010 MIP, the Committee established a corporate performance measure as well as personal objectives weighted proportionately based on the position of the NEO. The corporate performance measure was based on the Company’s EBITDA. The EBITDA target was set at $22 million. Under the plan, incentives based on personal objectives could be earned only if the Company’s fiscal 2010 EBITDA reached a threshold level of $10 million, and the corporate performance portion of the MIP would not be earned if the Company’s fiscal 2010 EBITDA was less than $16.5 million. If the Company’s fiscal 2010 EBITDA was between $10 million and $16.5 million, only up to 50% of target incentives based on personal objectives could be earned.

At achievement of $16.5 million of EBITDA, NEOs could earn up to their maximum personal objective incentives, and the corporate performance portion of the MIP would be earned as follows: at achievement of $16.5 million of EBITDA, incentives equal to 50% of target incentives would be earned; at achievement of $22 million of EBITDA, incentives equal to the target incentives would be earned; at achievement of $27 million of EBITDA, incentives equal to 150% of the target incentives would be earned; at achievement of $33 million of EBITDA, maximum incentives equal to 200% of the target incentives would be earned; and incentives earned for EBITDA results between these percentages would determined by interpolation.

The Company did not achieve the threshold EBITDA in fiscal 2010, and, as a result, no incentives under the MIP were paid.

The following table summarizes the fiscal 2010 annual incentive compensation target, allocation to personal objectives and achievement for each of the NEOs.

	2010 Annual Incentive (1)
Name	Incentive Target as a % of Base Salary	Corporate Objective Portion of Target	Personal Objective Portion of Target	Personal Objective Portion Achieved	Total Incentive as a % of Incentive Target
John C. Sheptor	100%	80%	20%	N/A	N/A
Louis T. Bolognini	50%	70%	30%	N/A	N/A
Patrick D. Henneberry	50%	70%	30%	N/A	N/A
H.P. Mechler	50%	70%	30%	N/A	N/A
George Muller	30%	60%	40%	N/A	N/A
Paul Whitaker (2)	N/A	N/A	N/A	N/A	N/A

(1)	For the fiscal 2011 MIP, the Corporate Objective Portion of Target and Personal Objective Portion of Target for Messrs. Sheptor, Bolognini, Henneberry and Mechler is 80% and 20%, respectively, and for Mr. Muller is 70% and 30%, respectively.
(2)	Mr. Whitaker was not a participant in the MIP.

Long-Term Incentives

The Imperial Sugar Company Long Term Incentive Plan, which was amended and restated effective January 28, 2010, reserved a total of 2,534,568 shares of Common Stock. The Committee has the discretion to determine the types of awards to be made under the Long Term Incentive Plan. Awards under the Long Term Incentive Plan may consist of one or more of the following:

•	incentive stock options and nonqualified stock options with exercise prices not less than fair market value on the grant date;

•	stock appreciation rights, or SARs;

•	stock, including restricted stock and conditional stock units; and

•	cash.

An award also may be in the form of a performance award that may be based on one or more of the following: increased revenue; economic value added; cash flow measures; stock price; market share; return on equity or capital; return on revenue measures; costs; and safety and environmental performance measures. The performance award need not be based on an increase or positive result, but may be based on maintaining the status quo or limiting economic losses, as determined by the Committee or another Board designated committee. For more information regarding the Company’s Long Term Incentive Plan, see “Proposal 3: Approval of the Company’s Amended and Restated Long Term Incentive Plan.”

Stock Options/Restricted Stock

The long-term incentive devices primarily used by the Committee are stock options and, more recently, restricted stock because they align the interests of employees and shareholders by providing value to the executive through stock price appreciation. Stock options granted to date have an exercise price equal to the average of the high and low trading price of the Company’s common stock at the date of grant. Options become exercisable in annual increments over a three-year period from grant date and expire ten years from date of grant. Restricted stock grants consist of the Company’s common stock and generally vest over a three- or four-year period from the date of grant with certain exceptions as described below.

The regular Board and Committee meeting schedule is set up to a year in advance. The timing of these meetings is not determined by executive officers, and the Company does not time the release of material non-public information for the purpose of affecting the values of executive compensation. At the time of making stock option and restricted stock decisions, the Committee is aware of the Company’s earnings results and takes them into account in determining Company performance and appropriate award size, but it does not adjust the size of grants to reflect possible market reaction to earnings announcements. Generally, annual stock option and restricted stock grants are made at the December or January meetings of the Committee, although specific grants may be made at other regular meetings to recognize the hiring or a promotion of an employee, a change in responsibility or a specific achievement. The fiscal year 2010 grants were made in December 2009. In addition, the Committee does not backdate stock options and has not approved any re-pricing or discounting of stock options to any of its executive officers. The Company has also implemented a trading policy which specifies that any individual covered by this policy may not purchase, sell or enter into any market transactions with respect to the Company’s stock during any “blackout” period. In addition to blackout periods imposed in connection with the reporting of financial results, the Company may impose additional blackout periods during which there exists material non-public information about the Company, such as potential major acquisitions and divestitures.

The Company requires its officers to own specified amounts of Company stock. The number of shares of Company stock that must be held is set at a multiple of the officer’s base salary. The officer has a five year period from December 1, 2008, when the Compensation Committee adopted this requirement, to acquire the required amount of stock. For officers hired or promoted after December 1, 2008, the five year period commences effective with their employment or promotion to an officer position. The share ownership requirements are as follows:

Position	Multiple
Chief Executive Officer	2X
Senior Vice Presidents	1X
Vice Presidents	.75X

Individual and joint holdings of Company stock with immediate family members as specified by the Committee, including those held in the Company’s 401(k) plan, apply toward the ownership requirements. Failure to meet the guidelines within the specified period will result in a 30 percent reduction in future grants to officers who failed to achieve the required ownership until such time as the guidelines are met.

The Committee established the criteria for the fiscal 2011 restricted stock grant at its September 27, 2010 meeting. At its meeting on December 8, 2010, the Committee made grants of restricted shares with an effective grant date on the third business day following issuance of the Company’s fiscal 2010 earnings release. Thirty percent of the shares were granted in a time vesting award that will vest over three years and 70% of the shares were granted in a three-year performance based award. The criterion for the performance based award is the total shareholder return of the Company over the three year performance period equaling or exceeding the median total shareholder return of the Compensation Peer Group for the same period.

Restricted Stock Granted to Executive Officers in Fiscal 2010

The Committee makes grants of stock options and restricted stock primarily to reward prior performance but also to retain executive officers and provide incentives for future performance. The size of the stock option and restricted stock grant typically increases with the level of position. In determining the amount, if any, of stock options and restricted stock granted to executive officers, the Committee considers numerous factors, including:

•	the Company’s financial and operating performance during the relevant period;

•	achievement of non-financial goals;

•	the executive officer’s contribution to the Company’s success;

•	the level of competition for executives with comparable skills and experience;

•	a review of compensation for comparable positions with the comparative groups;

•

the total number of stock options and restricted stock granted to an executive over the course of his or her career, together with the retentive effect of additional stock option and restricted stock grants; and

•	a review of the internal equity of peer position career grants.

Restricted stock grants were made to the NEOs in December 2009 as follows: Mr. Sheptor, 39,993 shares, Mr. Bolognini, 10,083 shares, Mr. Henneberry, 12,446 shares, Mr. Mechler, 11,219 shares, Mr. Muller, 5,598 shares and Mr. Whitaker, 5,454 shares. These grants ranged in value from 96% to 34% of their base salaries. These grants were predicated on long-term, equity incentive grant guidelines that were developed on the basis of an analysis of competitive grant levels within the peer group. The annual grant guidelines adopted by the Committee on the recommendation of its consultant, stated as multiples of base salary, are 100% for the President and CEO, 50% for Senior Vice Presidents and 35% for Vice Presidents. The structure of base salaries, annual target bonuses and annual long-term incentive grants has been designed to provide total direct compensation opportunities that are within the range of competitive practice relative to the peer group companies. The total direct compensation opportunities for the Company’s NEOs are as follows: Mr. Sheptor, 43rd percentile, Mr. Bolognini, 14th percentile, Mr. Henneberry, 31st percentile, Mr. Mechler, 15th percentile and Mr. Muller, 1st percentile.

Thirty percent of the restricted shares were granted in a time vesting award and will vest over 34 months beginning at the end of fiscal 2010. One-third of the time vesting shares will vest at the end of fiscal 2010, one-third will vest at the end of fiscal 2011 and the remaining one-third will vest at the end of fiscal 2012. Seventy percent of the restricted shares were granted in a performance based award and will vest at the end of fiscal 2012, subject to the Company achieving certain performance objectives in fiscal 2010 through fiscal 2012. One-third of the performance based shares will vest if the Company’s three-year average manufacturing cost per hundred weight (“cwt”) is less than a target level; one-third will vest if the Company’s three-year average working capital cycle is less than or equal to 40 days; and the remaining one-third will vest if the Company’s three-year average volume in cwt of small bags sold under the Imperial or Dixie Crystals label as a percentage of sales is greater than or equal to 14.5%. Disclosure of the target level of the Company’s average manufacturing cost per hundred weight would place it at a significant competitive disadvantage in dealings with its customers and in competition with other sugar companies for sales. The Committee believes that the average manufacturing cost target level represents a challenging but reasonable goal, in that achieving such goal would require gaining significant efficiencies in manufacturing to offset inflation and other cost increases. Any unvested shares would be forfeited to the Company. The fiscal 2010 restricted stock awards for the NEOs place them between the 34th and 54th percentile of long-term incentive awards for the Compensation Peer Group.

Incentive Compensation Recoupment Policy

Following a review and analysis of relevant governance and incentive compensation practices and policies across the Compensation Peer Group and other public companies, the Committee instituted a recoupment policy (also referred to as a “clawback” policy) under which incentive compensation payments and/or awards may be recouped by the Company if such payments and/or awards were based on erroneous results. If the Committee determines that an executive officer or other key executive of the Company who participates in any of the Company’s incentive plans has engaged in intentional misconduct that results in a material inaccuracy in the Company’s financial statements or fraudulent or other willful and deliberate conduct that is detrimental to the Company, the Committee may take a variety of actions including, among others, seeking repayment of incentive compensation (cash and/or equity) that is greater than what would have been awarded if the payments/awards had been based on accurate results and the forfeiture of incentive compensation. As this policy suggests, the Committee believes that any incentive compensation should be based only on accurate and reliable financial and operational information, and, thus, any inappropriately paid incentive compensation should be returned to the Company for the benefit of shareholders. The Committee expects that the implementation of this policy will serve to enhance the Company’s compensation risk mitigation efforts. While the implemented policy affords the Committee discretion regarding the application and enforcement of the policy, the Company and the Committee will conform the policy to any requirements that may be promulgated by the national stock exchanges as mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Post-Employment Benefits

The Company has a Retirement Plan covering non-union employees of the Company and its subsidiaries. The Company froze benefits under the Retirement Plan and benefit accruals and participation ceased under the Retirement Plan as of March 31, 2003. As a result, Messrs. Mechler and Muller are the only NEOs who participate in the Retirement Plan.

Perquisites and Other Benefits

The Company provides only minimal perquisites to its NEOs as follows:

Executive	Perquisite or Benefit Provided
John C. Sheptor	• N/A

Louis T. Bolognini	• N/A

Patrick D. Henneberry	• N/A

H.P. Mechler	• Tax preparation assistance

George Muller	• N/A

Paul Whitaker	• Company automobile

In addition, executive officers are eligible for the same benefit plans provided to other employees, including medical and dental, disability, 401(k) match and term life insurance programs. There are no special insurance plans for officers. Officers receive vacation based on their years of service, with a minimum of four weeks.

Employment, Severance and Change of Control Agreements

The Company has entered into employment, severance or change of control agreements with the following named officers, each of whom has the following current salary:

Name	Salary
John C. Sheptor		$600,600
Louis T. Bolognini		$308,672
Patrick D. Henneberry		$368,413
H.P. Mechler		$336,960
George Muller		$237,891
Paul Whitaker	$	N/A

The change of control provisions under all such agreements are subject to a “double trigger,” which requires that both a change of control and the termination of employment occur for any benefits under the agreements to become payable.

Mr. Sheptor has an employment agreement with the Company that provides that in the absence of a change of control, in the event of his termination by the Company without cause or his resignation from the Company with good reason as that term is defined in his employment agreement, he will receive severance payments equal to two times his annual salary plus a pro rata bonus for the year of termination. Messrs. Henneberry and Bolognini each have a severance and change of control agreement that provides that in absence of a change of control, in the event of the executive’s termination by the Company without cause or the executive’s resignation from the Company with good reason as that term is defined in the executive’s severance and change of control agreement, the executive will receive a severance payment equal to one-time his annual salary.

The Company entered into change of control agreements during December 2005 with Messrs. Mechler and Muller. Mr. Whitaker, whose employment with the Company terminated on June 10, 2010, entered into a change of control agreement during December 2008. These agreements provide that in the event of a change of control and the termination of the executive’s employment by the Company without cause or by the executive with good reason as that term is defined in the change of control agreements, the executive would receive a change of control severance payment equal to the multiple of annual salary summarized in the paragraph below. Mr. Sheptor’s employment agreement contains a change of control provision and Messrs. Bolognini’s and Henneberry’s severance and change of control agreements contain a change of control provision, each with a base term of 12 months. The initial base term for each of Messrs. Mechler’s, Muller’s and Whitaker’s change of control agreement was 18 months. Following completion of the initial base term, each change of control agreement or severance and change of control agreement, as applicable, will be automatically renewed and extended for successive one-year terms unless the Company provides notice otherwise. Each of Messrs. Sheptor’s, Henneberry’s and Bolognini’s foregoing agreements was amended in August 2009. Messrs. Mechler’s and Muller’s agreements were amended in December 2008 for compliance with Internal Revenue Code Section 409A and the regulations promulgated thereunder.

Each of Messrs. Sheptor’s, Henneberry’s and Bolognini’s employment agreement or severance and change of control agreement, as applicable, provides for a lump sum payment within 30 days after the employee’s termination. The change of control agreements of Messrs. Mechler, Muller and Whitaker provide for a lump sum payment within 30 days after the later of the employee’s termination and the effectuation of the change of control (as defined therein). The total amount paid by the Company on a change of control coupled with termination of employment will equal the lesser of (i) a specified number of months (36 months for Mr. Sheptor, 18 months for Messrs. Bolognini, Henneberry and Mechler and 12 months for Messrs. Muller and Whitaker) of the employee’s then current base salary amount or (ii) the maximum amount that the employee could receive pursuant to the change of control without becoming subject to excise taxes. Mr. Sheptor’s employment agreement also provides for payment of a pro rata bonus. The Company is required to make such payments if during the “protected period” (which generally commences 90 days prior to and ends 18 months after a change of control except for Mr. Sheptor, whose “protected period” commences upon and ends one year after a change of control) (a) the Company terminates the employee’s employment without cause (as defined therein) or (b) the employee terminates his or her own employment for “good reason” which generally includes (1) a material reduction of the employee’s duties or responsibilities, (2) a material reduction in the employee’s salary, (3) a material relocation of the employee’s primary office or (4) the failure by the Company to obtain the unconditional assumption of the Company’s obligations to the employee under the change of control agreement by any successor. A termination for “good reason” requires the employee to notify the Company within 90 days of the “good reason” permitting the employee to terminate employment and the failure of the Company to cure the “good reason” within 30 days.

The Company entered into these agreements to foster the continuous employment and dedication of key management personnel without potential distraction or personal concern if the Company were to be acquired by another entity. The Company also believes that these agreements help ensure that key executives continue to perform in their roles when a potential change of control is impending, are protected against the loss of their positions following a change in the ownership or control of the Company, and fulfill their expectations for long-term incentive compensation arrangements. For more information regarding these arrangements, see “Executive Compensation—Potential Payments Upon Termination or Change of Control.”

Impact of Accounting and Tax Treatments

Accounting Treatment

Effective October 1, 2005, the Company began recognizing compensation expense for awards of stock options based on the grant date fair value of those awards. For purpose of estimating the fair value of options on their date of grant, the Company began using a binomial lattice option pricing model for fiscal 2005 grants; previously the Company used the Black-Scholes option pricing model. The adoption of SFAS 123R led to a shift by the Company from the use of stock options to restricted stock awards to reduce equity dilution.

Tax Treatment

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), public companies are precluded from receiving a tax deduction on compensation paid to certain executive officers in excess of $1,000,000 that does not meet the definition under the Code of “qualified performance based compensation.” The Committee’s intent is to structure compensation awards that will be deductible without limitation where doing so will serve the interests of shareholders and further the purposes of the Company’s executive compensation programs. The Committee also considers it important to retain flexibility to design compensation programs, even where compensation payable under such programs may not be fully deductible, if such programs effectively recognize a full range of criteria important to the Company’s success and result in a gain to the Company that would outweigh the limited negative tax effect.

EXECUTIVE COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, the Executive Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

SUBMITTED BY THE EXECUTIVE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF IMPERIAL SUGAR COMPANY

John K. Sweeney, Chairman

Gaylord O. Coan

James J. Gaffney

David C. Moran

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation paid by the Company for the fiscal year ended September 30, 2010 to the Chief Executive Officer, the Chief Financial Officer and the next three most highly compensated executive officers as of September 30, 2010 (collectively, the “NEOs”).

Name and principal position	Fiscal Year	Salary ($)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation (6)	Total ($)
John C. Sheptor	2010	594,381	—	577,499	—	—	—	12,628	1,184,507
President and Chief Executive Officer (1)	2009	571,154	202,125	632,745	—	—	—	12,645	1,777,529
	2008	483,077	—	2,152,337	—	408,748	—	13,750	1,528,887

Louis T. Bolognini	2010	303,968	—	145,599	—	—	—	12,702	462,269
Senior Vice President Secretary and General Counsel (since June 2008)	2009	288,616	50,960	145,597	—	—	—	74,305	507,689
	2008	86,154	—	97,013	—	132,440	—	32,637	267,681

Patrick D. Henneberry	2010	365,994	—	179,720	—	—	—	10,140	555,853
Senior Vice President Commodities Management	2009	354,732	62,900	179,707	—	—	—	7,920	566,906
	2008	339,082	—	97,013	—	157,131	—	1,008	608,494

H. P. Mechler	2010	333,471	—	162,002	—	—	29,465	14,053	538,990
Senior Vice President and Chief Financial Officer	2009	318,462	56,700	161,995	—	—	61,399	14,336	590,777
	2008	300,000	—	97,013	—	134,565	(3,081)	13,707	563,349

George Muller	2010	236,025	—	80,035	—	—	10,860	11,333	339,053
Vice President—Sales Planning, Supply Chain & Information Technology	2009	230,962	24,251	80,836	—	—	22,531	11,599	351,008
	2008	208,452	—	35,571	—	59,588	(1,310)	10,778	327,474

Paul Whitaker	2010	168,577		78,756	—	—	—	284,833	532,166
Vice President—Sales (through June 2010)	2009	203,748	36,750	73,496	—	—	—	11,202	325,456
	2008	147,123	—	110,112	—	37,852	—	5,478	300,565

(1)	Mr. Sheptor was Executive Vice President and Chief Operating Officer from February 12, 2007 until his appointment as President and Chief Executive officer on January 29, 2008.
(2)	The bonus for 2009 is a discretionary cash award granted to the NEOs on December 3, 2009 for performance in fiscal 2009.
(3)	The amount reflected in this column is the aggregate grant date fair value of the stock awards, computed in accordance with FASB ASC Topic 718.
(4)	The annual cash incentive paid to the Company’s NEOs under the Management Incentive Plan is included in the column “Non-Equity Incentive Plan Compensation.”
(5)	Amounts in this column reflect the change in actuarial present value of the accumulated benefit under the Retirement Plan for Messrs. Mechler and Muller.

(6)	All other compensation includes the following:

	Fiscal Year 2010
Name	401(k) Match	Life Insurance	Company Car	Severance		Tax Preparation	Total
John C. Sheptor	$11,638	$990				—	$12,628
Louis T. Bolognini	11,712	990				—	12,702
Patrick D. Henneberry	9,150	990				—	10,140
H.P. Mechler	11,638	990				$1,425	14,053
George Muller	10,343	990				—	11,333
Paul Whitaker	6,687	743	$1,459	$275,945	(1)	—	284,833

	Fiscal Year 2009
Name	401(k) Match	Life Insurance	Company Car	Tax Preparation	Relocation Cost	Tax Gross-Up on Relocation	Total
John C. Sheptor	$11,637	$1,008		—	—	—	$12,645
Louis T. Bolognini	11,152	1,008		—	$49,146	$12,999	74,305
Patrick D. Henneberry	6,912	1,008		—	—	—	7,920
H.P. Mechler	11,637	1,008		$1691	—	—	14,336
George Muller	10,591	1,008		—	—	—	11,599
Paul Whitaker	9,045	1,008	1,149	—	—	—	11,202

	Fiscal Year 2008
Name	401(k) Match	Life Insurance	Tax Preparation	Relocation Cost	Tax Gross-Up on Relocation	Total
John C. Sheptor	$12,742	$1,008	—	—	—	$13,750
Louis T. Bolognini	—	—	—	$21,701	$10,926	32,627
Patrick D. Henneberry	—	1,008	—	—	—	1,008
H.P. Mechler	10,925	1,008	$1,774	—	—	13,707
George Muller	9,770	1,008	—	—	—	10,778
Paul Whitaker	4,470	1,008	—	—	—	5,478

(1)	Mr. Whitaker’s severance included $7,000 for outplacement services.

Grants of Plan-Based Awards for Fiscal 2010

The following table sets forth certain information concerning annual incentive and restricted stock awards granted during fiscal 2010.

Name	Grant Date		Estimated Possible Payouts Under Non Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Award: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John C. Sheptor			60,060	600,600	1,201,200	—	—	—	—	—
	12/11/09	(2)	—	—	—	9,332	27,995	27,995	—	464,248
	12/11/09	(3)	—	—	—	—	—	—	11,998	173,251

Louis T. Bolognini			23,150	154,336	308,672	—	—	—	—	—
	12/11/09	(2)	—	—	—	2,353	7,058	7,058	—	101,918
	12/11/09	(3)	—	—	—	—	—	—	3,025	43,681

Patrick D. Henneberry			27,631	184,207	368,413	—	—	—	—	—
	12/11/09	(2)	—	—	—	2,904	8,712	8,712	—	125,801
	12/11/09	(3)	—	—	—	—	—	—	3,734	53,919

H. P. Mechler			25,272	168,480	336,960	—	—	—	—	—
	12/11/09	(2)	—	—	—	2,618	7,853	7,853	—	113,397
	12/11/09	(3)	—	—	—	—	—	—	3,366	48,605

George Muller			14,273	71,367	142,735	—	—	—	—	—
	12/11/09	(2)	—	—	—	1,306	3,919	3,919	—	56,590
	12/11/09	(3)	—	—	—	—	—	—	1,679	24,245

Paul Whitaker			—	—	—	—	—	—	—	—
	12/11/09	(2)	—	—	—	1,273	3,818	3,818	—	55,132
	12/11/09	(3)	—	—	—	—	—	—	1,636	23,624

(1)	The 2010 MIP established a corporate performance measure, as well as personal objectives weighted proportionately based on the position of the NEO. For the performance measure of the MIP, there is a threshold level below which no payments are made, a target level at which up to 100% of the target award is paid and a maximum level of performance at which up to 200% of the target award is paid, with interpolation between these percentages. The MIP is described in detail in the Compensation Disclosure and Analysis.
(2)	Seventy percent of restricted stock awards granted December 2009 were granted in a three-year performance based award that vests at the end of fiscal 2012, subject to the Company achieving three equally weighted performance objectives in fiscal 2010 through fiscal 2012. Each performance objective has a target level of performance below which one-third of the performance based shares will not vest and at which one-third of the award fully vests, with no additional vesting for performance above the target. The restricted stock awards are described in detail in the Compensation Disclosure and Analysis.
(3)	Thirty percent of restricted stock awards granted in December 2009 were granted in a time vesting award that vests over 34 months beginning at the end of fiscal 2010. The restricted stock awards are described in detail in the Compensation Disclosure and Analysis.

The amounts actually paid to each of the NEOs under the 2010 MIP are included in the Summary Compensation Table column “Non-Equity Incentive Plan Compensation.” The average of the high and low price of the Company’s common stock on December 11, 2009, the grant date for the restricted stock awards, was $14.44.

Outstanding Equity Awards at Fiscal Year-End 2010

The following table sets forth certain information with respect to the NEOs concerning options and restricted stock awards outstanding as of September 30, 2010.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
John C. Sheptor	—	—	—	—	152,056	2,020,064
Louis T. Bolognini	—	—	—	—	24,191	321,377
Patrick D. Henneberry	8,334	—	6.78	3/1/2015	20,697	274,960
H.P. Mechler	5,834	—	6.78	3/1/2015	19,396	257,676
George Muller	1,667	—	6.78	3/1/2015	6,786	116,722
Paul Whitaker	—	—	—	—	—	—

Option Exercises and Stock Vested for Fiscal 2010

The following table sets forth certain information with respect to the NEOs concerning stock options exercised and restricted stock that vested during fiscal 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
John C. Sheptor	—	—	16,662	174,902
Louis T. Bolognini	—	—	8,626	21,482
Patrick D. Henneberry	—	—	5,740	62,579
H.P. Mechler	—	—	5,421	59,975
George Muller	—	—	2,708	29,967
Paul Whitaker	—	—	125	1,782

(1)	Assumes all performance objectives in December 11, 2009 grant are met.

Pension Benefits

The Company has a Retirement Plan (the “Retirement Plan”), which is a tax qualified benefit plan covering non-union employees of the Company and its subsidiaries. The Company froze benefits under the Retirement Plan and benefit accruals and participation ceased under the Retirement Plan as of March 31, 2003. As a result, Messrs. Mechler and Muller are the only NEOs who participate in the Retirement Plan.

Annual benefits under the Retirement Plan are based on a five-year average of base pay plus bonuses. Benefits equal 1% of average compensation plus 0.5% of such compensation in excess of social security covered compensation per each of the first 35 years of service, with service measured through March 31, 2003. Messrs. Mechler and Muller are subject to certain grandfathered provisions under the prior plan. Benefits are defined in terms of a five-year certain and life annuity; several other payment options are available to employees. The projected total annual benefits payable from the Retirement Plan to Mr. Mechler is $29,062 and to Mr. Muller is $10,866. Messrs. Sheptor, Bolognini, Henneberry and Whitaker are not participants in the plan.

Potential Payments Upon Termination or Change of Control

As described under “Compensation Discussion and Analysis—Employment, Severance and Change of Control Agreements,” the Company has entered into employment, severance or change of control agreements with each of the NEOs. The only payments due upon death, disability or retirement are to Messrs. Mechler and Muller pursuant to the Retirement Plan, which was generally available to all non-union employees of the Company and its subsidiaries until benefits were frozen and benefit accruals and participation ceased as of March 31, 2003. The following table summarizes the potential payments to the NEOs upon termination or change of control assuming a September 30, 2010 termination date.

Name	Compensation Components	Involuntary With Cause (2)	Involuntary Without Cause (2)(3)	Change of Control (4)	Change of Control With Termination (2)(4)(5)
John C. Sheptor (1)	Salary/Bonus	—	$1,201,200		$1,801,800
	Long-Term Incentives:
	Restricted Shares	—	—	$2,020,064	$2,020,0644
Louis T. Bolognini	Salary/Bonus	—	$308,672	—	$463,008
	Long-Term Incentives:
	Restricted Shares	—	—	$321,377	$321,377
Patrick D. Henneberry	Salary/Bonus	—	$368,413	—	$552,620
	Long-Term Incentives:
	Restricted Shares	—	—	$274,960	$274,960
H.P. Mechler	Salary/Bonus	—	—	—	$505,440
	Long-Term Incentives:
	Restricted Shares	—	—	$257,676	$257,676
George Muller	Salary/Bonus	—	—	—	$237,891
	Long-Term Incentives:
	Restricted Shares	—	—	$116,722	$116,722
Paul Whitaker (6)	Salary/Bonus	—	—	—
	Long-Term Incentives:			N/A	N/A
	Restricted Shares	—	—	N/A	N/A

(1)	Mr. Sheptor would receive reimbursement for premiums to continue health care coverage for himself and eligible dependents until the earlier of 2 years and the date he and his dependents became covered under similar plans of another employer upon involuntary termination without cause and change of control with termination. He would also receive outplacement assistance not to exceed $30,000 in the event of termination without cause and change of control with termination.
(2)	All NEOs receive salary through the month of termination/retirement and compensation for accrued and unused vacation days.
(3)	Messrs. Sheptor, Henneberry and Bolognini would receive severance payments upon involuntary termination without cause based on a multiple of annual base salary as follows: two times base salary for Mr. Sheptor plus a pro rata bonus for the year of termination and one times base salary for Messrs. Henneberry and Bolognini. Mr. Sheptor’s payment was calculated without a bonus, as no incentives under the MIP were paid in fiscal 2010.
(4)	All non-vested equity grants, options and restricted stock vest upon the occurrence of this event.
(5)	Mr. Sheptor would receive 3 times his base annual salary plus a pro rata bonus for the year of termination if a change of control occurs and he is terminated without cause or resigns for good reason within 12 months of the change of control. Messrs. Henneberry, Mechler and Bolognini would receive 1.5 times their base annual salaries and Mr. Muller would receive 1 times his base annual salary if a change of control occurs and they are terminated without cause or resign for good reason within 18 months of the change in control. Mr. Sheptor’s payment was calculated without a bonus, as no incentives under the MIP were paid in fiscal 2010.
(6)	Mr. Whitaker’s employment with the Company terminated on June 10, 2010.

PROPOSAL 2: APPROVAL OF THE COMPANY’S AMENDED AND RESTATED LONG TERM INCENTIVE PLAN

The Board of Directors unanimously

recommends a vote FOR this proposal.

The Imperial Sugar Company Long Term Incentive Plan became effective in August 2001 and has been amended from time to time thereafter. The Long Term Incentive Plan provides for grants of stock options, stock appreciation rights, stock awards, performance awards and cash awards to employees and stock awards and performance awards to non-employee directors. The Long Term Incentive Plan is designed to attract and retain key employees and directors and to encourage a sense of proprietorship and to stimulate the active interest of key employees in the Company’s development and financial success.

Proposed Amendment and Restatement of the Long Term Incentive Plan

The Board of Directors approved, subject to approval by the Company’s shareholders, an amendment and restatement of the Long Term Incentive Plan to, among other things, (1) increase the number of shares of common stock reserved for issuance under the Long Term Incentive Plan by 500,000 shares, (2) limit the term of stock options and stock appreciation rights awarded under the Long Term Incentive Plan, (3) update the potential business criteria applicable to performance awards under the Long Term Incentive Plan, (4) limit the number of shares of common stock that may be granted to any employee following the effective date of the amendment and restatement to 400,000 shares per calendar year and limit the amount of cash awards to no more than $4,000,000 per calendar year, (5) eliminate the award limitations applicable to non-employee directors, (6) clarify that awards under the Long Term Incentive Plan are subject to Company policies, including the recoupment or clawback policies, (7) limit the term of the Long Term Incentive Plan to ten years from the date of shareholder approval, and (8) make other changes relating to the administration of the Long Term Incentive Plan. The Board of Directors is requesting that the Company’s shareholders approve the amendment and restatement of the Long Term Incentive Plan, a copy of which is attached to this proxy statement as Appendix A, including re-approval of the material terms of performance goals under the Long Term Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code.

Status of the Long Term Incentive Plan

As of September 30, 2010, there were 86,870 stock options outstanding, with a weighted-average exercise price of $4.88 and a weighted-average remaining term of 2.88 years, 93,229 restricted stock units and 392,833 shares of restricted stock outstanding under the Long Term Incentive Plan.

As of September 30, 2010, 175,619 shares remained available for awards under the Long Term Incentive Plan. If the amendment and restatement of the Long Term Incentive Plan is approved by the Company’s shareholders, an additional 500,000 shares will be added to the Long Term Incentive Plan.

Description of the Long Term Incentive Plan as Amended and Restated

The following is a summary of the material terms of the amended and restated Long Term Incentive Plan and is qualified in its entirety by reference to the complete text of the amended and restated Long Term Incentive Plan, a copy of which is attached to this proxy statement as Appendix A.

Eligibility

All of the Company’s employees are eligible for employee awards consisting of stock options, stock appreciation rights, stock awards, performance awards and cash awards under the Long Term Incentive Plan. Employee awards may also be granted to individuals who are expected to become employees within six months of the date of the award, provided such individuals actually become employees. All of the Company’s non-employee directors are eligible for non-employee director awards consisting of stock awards and performance awards under the Long Term Incentive Plan.

Shares Available for Awards

Under the Long Term Incentive Plan, a total of 3,034,568 shares of common stock have been authorized for awards granted, wholly or in part, in common stock (including rights or options which may be exercised for or settled in common stock), which includes 500,000 additional shares that will be added to the Long Term Incentive Plan by the amendment and restatement. The number of shares available for awards under the Long Term Incentive Plan will be increased by the number of shares that are the subject of awards under the Long Term Incentive Plan that are forfeited or terminated, unexercised upon expiration, are settled in cash in lieu of common stock or in a manner such that all or some of the shares are not issued to the recipient, or are exchanged for awards that do not involve common stock.

No employee may be granted employee awards exercisable for, or with respect to, more than 400,000 shares of common stock during any one calendar year.

The Board of Directors shall make certain adjustments in the event of any subdivision or consolidation of outstanding shares of common stock or declaration of a dividend payable in shares of common stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of common stock, the Company’s consolidation or merger with another corporation or entity or the Company’s adoption of a plan of exchange affecting the common stock or any distribution to holders of common stock of securities or property (other than normal cash dividends or dividends payable in common stock).

Other than for adjustments as described above, the terms of a stock option or stock appreciation right may not be amended to reduce the grant price, and outstanding stock options or stock appreciation rights may not be cancelled in exchange for cash, other awards or stock options or stock appreciation rights with a lower grant price, without prior shareholder approval.

Administration

The Long Term Incentive Plan and all employee awards granted under the plan will be administered by the Executive Compensation Committee of the Board of Directors (the “Committee”). The Committee has full and exclusive power to interpret the Long Term Incentive Plan and to adopt such rules, regulations and guidelines for carrying out the Long Term Incentive Plan as they may deem necessary or proper, all of which powers shall be exercised in the Company’s best interests and in keeping with the objectives of the Long Term Incentive Plan. Any decisions of the Committee in the interpretation and administration of the Long Term Incentive Plan will lie within their sole and absolute discretion and will be final, conclusive and binding on all parties concerned. The Committee may delegate to the Company’s senior officers certain duties under the Long Term Incentive Plan. The Board of Directors shall have the same powers, duties and authority to administer the Long Term Incentive Plan with respect to non-employee director awards as the Committee retains with respect to employee awards.

Employee Awards

At the discretion of the Committee, employee awards may be in the form of (1) stock options, representing rights to purchase a specified number of shares of common stock at a specified price, (2) stock appreciation rights, representing rights to receive a payment, in cash or common stock, equal to the excess of the fair market value or other specified value of a number of shares of common stock on the rights’ exercise date over a specified strike price, (3) stock awards of restricted or unrestricted shares of common stock, (4) grants denominated in cash and (5) performance awards subject to the attainment of one or more performance goals. The Committee will determine the type or types of awards to be made to each participant under the Long Term Incentive Plan and the terms, conditions and limitations applicable to each such award. Each employee award will be embodied in an award agreement containing such terms, conditions and limitations as determined by the Committee in its sole discretion.

The following is a brief description of these awards:

Stock Options

An employee award may consist of a right to purchase a specified number of shares of common stock at a price specified by the Committee in the award agreement or otherwise. A stock option may be in the form of an incentive stock option, which in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Internal Revenue Code, or in the form of a non-qualified stock option. The stock option exercise price will not be less than the fair market value of a share of common stock on the date of grant. No stock options granted under the Long Term Incentive Plan will have a term of more than 10 years from the date of grant. Payment of the stock option exercise price may be made (i) in cash, (ii) in shares of common stock, (iii) by surrendering all or part of an award, valued at fair market value (as defined in the Long Term Incentive Plan) on the date of exercise, or (iv) any combination thereof, as determined by the Committee.

Stock Appreciation Rights

A stock appreciation right, or SAR, consists of a right to receive a payment, in cash or common stock, equal to the excess of the fair market value or other specified valuation of a specified number of shares of common stock on the date the SAR is exercised over a specified strike price as set forth in the award agreement. The strike price will not be less than the fair market value of the Company’s common stock on the date of grant, and the term will not be greater than 10 years from the date of grant. The Committee is authorized to determine the terms and conditions of SAR grants, subject to certain limitations.

Stock Awards

A stock award granted to an employee may consist of common stock or units denominated in common stock and may be subject to conditions established by the Committee and set forth in the award agreement.

Cash Awards

The Committee may also provide for cash awards, with the amount of the eventual payment subject to future service and such other restrictions and conditions as may be established by the Committee and set forth in the employee award agreement. No employee may be awarded cash awards in excess of $4,000,000 during any one calendar year under the Long Term Incentive Plan.

Performance Awards

A performance award consists of a right to receive a stock option, SAR, stock award or cash award subject to the attainment of one or more performance goals. Performance awards may be qualified or unqualified under Section 162(m) of the Internal Revenue Code. The performance goals for qualified awards are set forth in the Long Term Incentive Plan and may include one or more of the following:

•	Revenues or sales (including specific types or categories thereof), based on units and/or dollars;

•	Revenue or sales growth;

•	Revenue or sales growth rate(s);

•	Production, in aggregate or by facility;

•	Shipments, in aggregate or by facility;

•	Net income measures (including income after capital costs and income before or after taxes) or EBITDA, absolute and/or growth rates;

•	Operating income, absolute and/or growth rates;

•	Earnings, absolute and/or growth rates;

•	EPS, absolute and/or growth rates;

•	Economic value added;

•	Return on shareholders’ equity;

•	Return on capital or invested capital;

•	Risk-adjusted return on capital or invested capital;

•	Return on average assets;

•	Price per share of common stock;

•	Stock price measures (including growth measures);

•	Total shareholder return;

•	Total market value;

•	Profitability/profit margins;

•	Return on revenue measures;

•	Market share (in aggregate or by segment);

•	Costs (including specific types of categories thereof);

•	Cash flow measures, including cash flow return on capital, cash flow return on tangible capital, cash flow and net cash flow;

•	Operating cash flow;

•	Working capital;

•	Budgeted expenses (operating or capital);

•	Weighted average cost of capital;

•	Value measures, including ethics compliance, environmental and safety performance and compliance, employee satisfaction and customer satisfaction; and

•	Corporate and business unit specific operational and financial performance.

Non-Employee Director Awards

At the discretion of the Board of Directors, non-employee director awards may be in the form of stock awards and performance awards. The Board of Directors will determine the type or types of awards to be made to each non-employee director under the Long Term Incentive Plan and the terms, conditions and limitations applicable to each such award. Each non-employee director award will be embodied in an award agreement containing such terms, conditions and limitations as determined by the Board of Directors in its sole discretion. Any performance award to a non-employee director will not be qualified under Section 162(m) of the Internal Revenue Code.

Payment of Awards; Dividends and Dividend Equivalents; Deferral

Generally, payment of awards may be made in the form of cash or common stock or combinations thereof and may include such restrictions as the Committee determines including, in the case of common stock, restrictions on transfer and forfeiture provisions. The Committee may, in its discretion, permit selected participants to elect to defer payments (i.e., in the form of installment payments or a future lump sum payment) of some or all types of awards in accordance with procedures established by the Committee that are compliant with the requirements of Section 409A of the Internal Revenue Code. Rights to dividends and dividend equivalents may be extended to and made part of any award consisting of or denominated in common stock, except that dividends and dividend equivalents shall not be paid with respect to unvested performance awards.

Tax Withholding

The Company has the right to deduct applicable taxes from any award payment and withhold, at the time of delivery or vesting of cash or shares of common stock, an appropriate amount of cash or number of shares of common stock or a combination thereof for payment of taxes or to take any such other action as may be necessary in the Company’s opinion to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of common stock.

Assignability

Generally, no award may be assigned or otherwise transferred by a participant other than by will, the laws of descent and distribution or a qualified domestic relations order.

Change of Control

Upon the occurrence of a “change of control” of the Company, the terms of an award may provide for acceleration of the vesting and exercisability of, and lapse of restrictions with respect to, an award granted under the Long Term Incentive Plan. For purposes of this provision, a “change of control” will generally be deemed to have occurred on the date of the first to occur of any of the following:

•

any person (other than the Company or an affiliate or subsidiary of the Company, an employee benefit plan of the Company, an underwriter temporarily holding securities of the Company or an entity owned by the Company’s shareholders in the same proportion as shareholder ownership in the Company) is or becomes the owner of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities;

•	the Company has sold, transferred or exchanged all or substantially all of its assets to another corporation or other entity or person; or

•

following an election or removal of directors, a majority of the Board of Directors consists of individuals who were neither members of the Board of Directors one year before such election or removal nor approved in advance by directors representing at least a majority of directors then in office who were directors at the beginning of the one-year period.

Notwithstanding the above, if an award constitutes deferred compensation under Section 409A of the Internal Revenue Code, a “change of control” shall not be deemed to have occurred unless the event also qualifies as a change in control event under Treasury Regulation Section 1.409A-3(i)(5).

Company Policies

Awards under the Long Term Incentive Plan are subject to the policies of the Company in effect as of the date of the award. Awards under the Long Term Incentive Plan, including the proceeds of awards, are subject to forfeiture, cancellation or recoupment pursuant to any recoupment or clawback policy of the Company or as may be required pursuant to stock exchange listing requirements.

Amendment

The Board of Directors or the Committee may amend, modify, suspend or terminate the Long Term Incentive Plan for the purpose of meeting or addressing any changes in legal requirements or for any other lawful purpose, except that (1) no amendment or alteration that would impair the rights of any participant under any award previously granted to such participant may be made without such participant’s consent and (2) no amendment or alteration will be effective prior to approval by the Company’s shareholders to the extent such approval is determined by the Board of Directors to be required by applicable laws, regulations or stock exchange requirements.

Effective Date; Term

If the amendment and restatement of the Long Term Incentive Plan is approved by the Company’s shareholders at the annual meeting, the Long Term Incentive Plan, as amended and restated, will become effective as of the date of the annual meeting and will expire on the date that is the tenth anniversary of such shareholder approval. If not approved, the Long Term Incentive Plan, as amended and restated, will cease to be effective, and all grants under the Long Term Incentive Plan will continue to be governed by the terms of the Long Term Incentive Plan in effect immediately prior to the amendment and restatement. The Long Term Incentive Plan may be terminated at any time by the Board of Directors by a majority vote.

Certain Federal Income Tax Consequences

The following is a brief summary of the federal income tax aspects of awards that may be made under the plan based on existing U.S. federal income tax laws. This summary is general in nature and does not address issues related to the tax circumstances of any particular employee or non-employee director. This summary is not complete and does not attempt to describe any state, local or non-U.S. tax consequences.

Options and SARs

The Internal Revenue Code provides that a participant receiving a non-qualified stock option ordinarily does not realize taxable income upon the grant of the stock option. A participant does, however, realize compensation income taxed at ordinary income tax rates upon the exercise of a non-qualified stock option to the extent that the fair market value of the common stock on the date of exercise exceeds the stock option exercise price. Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, the Company is entitled to a federal income tax deduction for compensation in an amount equal to the ordinary income so realized by the participant. When the participant sells the shares acquired pursuant to a non-qualified stock option, any gain or loss will be capital gain or loss. This assumes that the shares of common stock represent a capital asset in the participant’s hands, although there will be no tax consequences for the Company.

The grant of an incentive stock option does not result in taxable income to an employee. The exercise of an incentive stock option also does not result in taxable income, provided that the circumstances satisfy the employment requirements in the Internal Revenue Code. However, the exercise of an incentive stock option may give rise to alternative minimum tax liability for the employee. In addition, if the employee does not dispose of the common stock acquired upon exercise of an incentive stock option during the statutory holding period, then any gain or loss upon subsequent sale of the common stock will be a long-term capital gain or loss. This assumes that the shares of common stock represent a capital asset in the employee’s hands. The statutory holding period lasts until the later of (i) two years from the date the incentive stock option is granted or (ii) one year from the date the common stock is transferred to the employee pursuant to the exercise of the incentive stock option.

If the employment and statutory holding period requirements for an incentive stock option are satisfied, the Company may not claim any federal income tax deduction upon either the exercise of the incentive stock option or the subsequent sale of the common stock received upon exercise. If these requirements are not satisfied (a “disqualifying disposition”), the amount of ordinary income taxable to the employee is the lesser of (i) the fair market value of the common stock on the date of exercise minus the incentive stock option price or (ii) the amount realized on disposition minus the incentive stock option price. Any excess is long-term or short-term capital gain or loss, assuming the shares of common stock represent a capital asset in the employee’s hands. Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, in the case of a disqualifying disposition, the Company is entitled to a federal income tax deduction in an amount equal to the ordinary income realized by the employee.

The exercise of a stock option through the exchange of previously-acquired stock will generally be treated as a non-taxable like-kind exchange as to the number of shares given up and the identical number of shares received under the stock option. That number of shares will take the same tax basis and, for capital gain purposes, the same holding period as the shares that are given up. The value of the shares received upon such an exchange which are in excess of the number given up will be taxed to the participant at the time of the exercise as ordinary compensation income. The excess shares will have a new holding period for capital gains purposes and a tax basis equal to the value of such shares determined at the time of exercise. If the tendered shares were acquired through the prior exercise of an incentive stock option and do not satisfy the statutory two-year and one-year holding periods (“disqualified shares”), then the tender will result in compensation income to the optionee taxed as ordinary income equal to the excess of the fair market value of the disqualified shares, determined when the prior incentive stock option was exercised, over the exercise price of the disqualified shares. The optionee will increase his tax basis in the number of shares received on exercise equal to the number of shares of disqualified shares tendered by the amount of compensation income recognized by the optionee with respect to the disqualified shares. Generally, the federal income tax consequences to the optionee are similar to those described above relating to the exercise of an option through the exchange of non-disqualified shares.

A participant will not realize taxable income upon the grant of an SAR. Upon the exercise of an SAR, the participant will recognize ordinary income (subject to withholding, if applicable) in an amount equal to the excess of (1) the fair market value on the date of exercise of the shares received over (2) the exercise price or base price (if any) he or she paid for the shares. The participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of an SAR that equals the fair market value of such shares on the date of exercise. The Company is entitled to a deduction in an amount equal to the income recognized by the participant upon the exercise of an SAR.

Stock Awards

A participant will recognize ordinary compensation income upon receipt of an unrestricted stock award equal to the fair market value of common stock received, and the Company will have a corresponding deduction for federal income tax purposes. Generally, a participant will not recognize any taxable income upon the award of restricted stock or restricted stock units. At the time the restrictions expire or when the participant receives the payment for the restricted stock or restricted stock units, the fair market value of shares of common stock or the amount of any cash received in payment for such awards generally is taxable compensation to the participant taxed as ordinary income.

Under Section 83(b) of the Internal Revenue Code, a participant may elect to include in ordinary income, as compensation at the time restricted stock is first issued, the excess of the fair market value of the stock at the time of issuance over the amount paid, if any, by the participant. In this event, any subsequent change in the value of the shares will be recognized for tax purposes as capital gain or loss upon disposition of the shares, assuming that the shares represent a capital asset in the hands of the participant. A participant makes a Section 83(b) election by filing the election with the IRS no later than 30 days after the restricted stock is transferred to the participant. If a Section 83(b) election is properly made, the participant will not be entitled to any loss deduction if the shares with respect to which a Section 83(b) election was made are later forfeited. Unless a Section 83(b) election is made, no taxable income will generally be recognized by the recipient of a restricted stock award until the shares are no longer subject to the restrictions or the risk of forfeiture. When either the restrictions or the risk of forfeiture lapses, the participant will recognize ordinary income, taxable as compensation, in an amount equal to the excess of the fair market value of the common stock on the date of lapse over the amount paid, if any, by the participant for the stock. Absent a Section 83(b) election, any cash dividends or other distributions paid with respect to the restricted stock prior to the lapse of the restrictions or risk of forfeiture will be included in the participant’s ordinary income as compensation at the time of receipt and subsequent appreciation or depreciation will be recognized as capital gain or loss, assuming that the shares represent a capital asset in the hands of the participant.

Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, the Company is entitled to a deduction for federal income tax purposes at the same time and in the same amount that a participant recognizes ordinary income from awards under the Long Term Incentive Plan.

Cash Awards

A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time such cash is otherwise made available for the participant to draw upon, and, subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, the Company will have a corresponding deduction for federal income tax purposes.

Certain Tax Code Limitations on Deductibility

Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1,000,000 in any taxable year to the chief executive officer or any of the three other most highly compensated executive officers other than the chief financial officer who are employed by the corporation on the last day of the taxable year, but does not disallow a deduction for performance-based compensation the material terms of which are disclosed to and approved by shareholders. The Company has structured the Long Term Incentive Plan so that resulting compensation can be designed to qualify as performance-based compensation. To allow the Company to qualify the compensation, the Company is seeking shareholder approval of the Long Term Incentive Plan and the material terms of the performance goals related to awards intended to qualify as performance-based compensation.

Section 409A of the Internal Revenue Code

It is intended that any awards granted under the Long Term Incentive Plan either be exempt from or satisfy the requirements of Section 409A of the Internal Revenue Code to avoid imposition of applicable taxes thereunder and that the Long Term Incentive Plan be operated in a manner consistent with such intent.

THE ABOVE SUMMARY OF THE EXPECTED EFFECT OF THE FEDERAL INCOME TAX UPON PARTICIPANTS IN THE PLAN IS NOT COMPLETE, AND PARTICIPANTS CONSULT THEIR OWN TAX ADVISORS FOR COUNSELING. MOREOVER, THE ABOVE SUMMARY IS BASED UPON CURRENT FEDERAL INCOME TAX LAWS, WHICH ARE SUBJECT TO CHANGE.

Plan Benefits

Any future awards granted to employees or non-employee directors under the Long Term Incentive Plan, as amended and restated, are subject to the discretion of the Committee and the Board of Directors and, therefore, are not determinable at this time. The following table presents the number of shares of the Company’s common stock subject to stock options, the number of restricted stock awards and the aggregate grant date fair value of such awards granted under the Long Term Incentive Plan during the 2010 fiscal year to the Company’s chief executive officer, the other named executive officers, the current executive officers as a group, all non-executive officers and employees as a group and all non-employee directors as a group.

Name	Number of Shares of Common Stock Subject to Stock Options	Number of Restricted Stock Awards	Aggregate Grant Date Fair Value
John C. Sheptor	—	39,993	$577,499
Louis T. Bolognini	—	10,083	145,599
Patrick D. Henneberry	—	12,446	179,720
H.P. Mechler	—	11,219	162,002
George Muller	—	5,598	80,835
Paul Whitaker	—	5,454	78,756
Current executive officers as a group	—	98,263	1,418,918
Non-executive officers and employees as a group	—	42,183	593,373
Non-employee directors as a group	—	22,071	318,485

Equity Compensation Plan Information

The Company has compensation plans under which equity securities of the Company are authorized for issuance as approved by the Company’s shareholders. The Company does not have any equity plans that have not been approved by the Company’s shareholders. The table below provides information about compensation plans under which the Company’s equity securities were authorized for issuance at September 30, 2010.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants or Rights	Weighted- average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders—Long Term Incentive Plan	86,870	$4.88	175,619
Equity compensation plans not approved by security holders	—	—	—
Total	86,870	$4.88	175,619

Vote Required

If a quorum is present at the annual meeting, the approval of the amendment and restatement of the Long Term Incentive Plan requires the affirmative vote of at least a majority of the shares of common stock present in person or by proxy at the meeting and entitled to vote, and who voted for, against, or expressly abstained with respect to the proposal. Broker non-votes will be treated as not entitled to vote with respect to the proposal. Accordingly, broker non-votes will not affect the outcome of the voting on the proposal, except that they could prevent the total votes cast with respect to the proposal from representing a majority of the shares entitled to vote on the proposal, in which event the plan would not be approved.

PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors unanimously

recommends a vote FOR this proposal.

The Audit Committee has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for its fiscal year ending September 30, 2011. Deloitte & Touche LLP has served as auditors for the Company for over 25 years.

A representative of Deloitte & Touche LLP is expected to attend the 2011 Annual Meeting and be available to respond to appropriate questions raised during the meeting by shareholders. Such representative will also have an opportunity to make a statement during the meeting if he so desires.

Should the shareholders not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment.

Audit Fees

The aggregate fees paid to Deloitte & Touche LLP, the Company’s independent registered public accounting firm, for fiscal 2010 and 2009 are noted in the following table.

	Fiscal 2010	Fiscal 2009
Audit Fees (1)	$1,328,742	$1,220,125
Audit-Related Fees (2)	22,632	59,877
Tax Fees (3)	160,402	116,572

(1)	Includes audit fees related to the Sarbanes-Oxley Act.
(2)	Includes agreed upon procedures reports required by USDA and State of Georgia, accounting consultation and SEC matters.
(3)	Includes tax compliance services totaling $16,500 in fiscal 2010 and $28,372 in fiscal 2009, as well as tax consulting related to strategic transactions and other tax planning matters.

All audit-related fees, tax fees and other fees were pre-approved by the Audit Committee. The Audit Committee, as provided in its charter, delegated to the Chairman of the Audit Committee the authority to grant pre-approvals of permitted non-audit services, provided that such pre-approvals are presented to the Audit Committee at its next scheduled meeting. The Audit Committee has considered whether the provision of the non-audit services referenced above are compatible with maintaining Deloitte & Touche LLP’s independence.

PROPOSAL 4: ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Board of Directors unanimously

recommends a vote FOR this proposal.

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, provides that the Company’s shareholders have the opportunity to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with the Securities and Exchange Commission’s rules.

As described in detail under the heading “Executive Compensation,” the Company’s executive compensation programs are designed to attract, motivate and retain talented executives. In addition, the programs are structured to create an alignment of interests between the Company’s executives and shareholders so that a significant portion of each executive’s compensation is linked to maximizing shareholder value. Under the programs, the Company’s named executive officers are provided with opportunities to earn rewards for the achievement of specific annual and long-term goals that are directly relevant to the Company’s short-term and long-term success. Please read the “Compensation Discussion and Analysis” beginning on page 16 for additional details about the Company’s executive compensation philosophy and programs, including information about the fiscal year 2010 compensation of the Company’s named executive officers.

The Executive Compensation Committee of the Board of Directors continually reviews the Company’s compensation programs to ensure they achieve the desired objectives. As a result of its review process, in fiscal year 2010 and for fiscal year 2011 the Executive Compensation Committee has taken the following actions with respect to the Company’s executive compensation practices:

•

established corporate performance goals under the Company’s Management Incentive Plan based on the Company’s attainment of certain EBITDA levels, creating a clear and direct relationship between executive pay and corporate performance;

•

made grants of restricted stock in awards that were partially time-vesting and partially performance based, in order to reward executive officers for the achievement of both long-term and strategic goals;

•

instituted a recoupment policy (also referred to as a “clawback” policy) under which incentive compensation payments and/or awards may be recouped by the Company if such payments and/or awards were based on erroneous results; and

•

proposed an Amended and Restated Long Term Incentive Plan, as further described in Proposal 2 beginning on page 36 of this proxy statement, to further encourage a sense of proprietorship and to stimulate the active interest of executive officers in the Company’s development and financial success.

The Company seeks your advisory vote on the compensation of the Company’s named executive officers. The Company asks that you support the compensation of the Company’s named executive officers as described in this proxy statement by voting in favor of this proposal. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to express their views on the compensation of the Company’s named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement. The say-on-pay vote is advisory, and therefore not binding on the

Company, the Executive Compensation Committee or the Board of Directors. The Board of Directors and the Executive Compensation Committee will review the voting results and consider them, along with any specific insight gained from shareholders of the Company and other information relating to the shareholder vote on this proposal, when making future decisions regarding executive compensation.

PROPOSAL 5: ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S

NAMED EXECUTIVE OFFICERS

The Board of Directors unanimously

recommends a vote FOR a one year frequency.

The Dodd-Frank Act also provides that the Company’s shareholders have the opportunity to indicate how frequently the Company should seek an advisory vote on the compensation of the Company’s named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, such as Proposal 4 beginning on page 47 of this proxy statement. By voting on this proposal, shareholders may indicate whether they would prefer that the advisory vote on the compensation of the Company’s named executive officers occur once every one, two, or three years.

After careful consideration of this Proposal, the Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore the Board of Directors recommends that you vote for a one-year interval for the advisory vote on the compensation of the Company’s named executive officers.

In formulating its recommendation, the Board of Directors considered that an annual advisory vote on executive compensation will allow the Company’s shareholders to provide it with their direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with the Company’s policy of seeking input from, and engaging in discussions with, the Company’s shareholders on corporate governance matters and executive compensation.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to this proposal. The option of one year, two years or three years that receives the highest number of votes cast by the shareholders will be the frequency for the advisory vote on executive compensation that has been recommended by the shareholders. However, because this vote is advisory and not binding on the Board of Directors or the Company, the Board of Directors may decide that it is in the best interests of the Company and its shareholders to hold an advisory vote on executive compensation that differs from the option that received the highest number of votes from the Company’s shareholders.

OTHER MATTERS

A copy of the Company’s Annual Report on Form 10-K, including financial statements for the fiscal year ended September 30, 2010, accompanies this proxy statement but is not a part of the proxy soliciting material.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the Company’s 2012 Annual Meeting of Shareholders, and otherwise eligible, must be received by the Company (at the address indicated on the first page of this proxy statement) no later than September 6, 2011 to be eligible for inclusion in the Company’s proxy material relating to that meeting. Additionally, the proxy solicited by the Board of Directors for the 2012 Annual Meeting of Shareholders will confer discretionary authority to vote on any shareholder proposal raised at the 2012 Annual Meeting of Shareholders that is not described in the proxy statement for that meeting unless the Company has received notice of the proposal on or before November 20, 2011.

REGARDLESS OF THE NUMBER OF SHARES OWNED, IT IS IMPORTANT THAT THEY BE REPRESENTED AT THE MEETING, AND YOU ARE RESPECTFULLY REQUESTED TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY AT YOUR EARLIEST CONVENIENCE.

By order of the Board of Directors

LOUIS T. BOLOGNINI

Secretary

APPENDIX A

IMPERIAL SUGAR COMPANY LONG TERM INCENTIVE PLAN

(As Amended and Restated Effective December 9, 2010)

Article One

SCOPE AND PURPOSE OF THE PLAN

1.1 Plan. This Imperial Sugar Company Long Term Incentive Plan (“Plan”) was adopted by Imperial Sugar Company (the “Company”) in accordance with and subject to the terms and conditions of the Company’s Second Amended and Restated Joint Plan of Reorganization (the “Plan of Reorganization”) in Case No. 01-00140-01-00176 before the United States Bankruptcy Court for the District of Delaware to reward certain key employees, who provide services to or for the Company or its Subsidiaries and Nonemployee Directors of the Company. Thereafter, on January 10, 2003, the Executive Compensation Committee of the Board of Directors of the Company approved a proposed amendment of the Plan to increase the number of shares of Common Stock of the Company available for issuance to certain key employees and Nonemployee Directors under the Plan by 450,000 shares, subject to shareholder approval. The Company’s shareholders approved such increase in the aggregate number of shares of Common Stock of the Company available for issuance under the Plan at the Company’s Annual Meeting of Shareholders held on February 28, 2003. On December 6, 2004, the Executive Compensation Committee of the Board of Directors of the Company approved a proposed amendment of the Plan to increase the number of shares of Common Stock of the Company available for issuance to certain key employees and Nonemployee Directors under the Plan by 600,000 shares, subject to shareholder approval. The Company’s shareholders approved such increase in the aggregate number of shares of Common Stock of the Company available for issuance under the Plan at the Company’s Annual Meeting of Shareholders held on February 1, 2005. On December 5, 2007, the Executive Compensation Committee of the Board of Directors of the Company approved a proposed amendment of the Plan to increase the number of shares of Common Stock of the Company available for issuance to certain key employees and Nonemployee Directors under the Plan by 250,000 shares, subject to shareholder approval. The Company’s shareholders approved such increase in the aggregate number of shares of Common Stock of the Company available for issuance under the Plan at the Company’s Annual Meeting of Shareholders held on January 29, 2008. On December 9, 2010, the Board of Directors of the Company approved a proposed amendment and restatement of the Plan to, among other changes, increase the number of shares of Common Stock of the Company available for issuance to certain key employees and Nonemployee Directors under the Plan by 500,000 shares, subject to shareholder approval.

1.2 Objectives. This Plan is designed to attract and retain key employees and Nonemployee Directors of the Company or any Subsidiaries which may later be created or acquired and is maintained in order to encourage a sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and such Subsidiaries. These objectives are to be accomplished by making Awards under this Plan.

Article Two

GENERAL DEFINITIONS

2.1 General Definitions. As used herein, the terms set forth below shall have the following respective meanings:

(a) “Authorized Officer” means the Chairman of the Board or the Chief Executive Officer of the Company (or any other senior officer of the Company to whom either the Chairman or the Chief Executive Officer shall delegate the authority to execute any Award Agreement).

(b) “Award” means an Employee Award or a Nonemployee Director Award.

(c) “Award Agreement” means an Employee Award Agreement or a Nonemployee Director Award Agreement.

(d) “Board” means the Board of Directors of the Company.

(e) “Cash Award” means an Award denominated in cash.

(f) “Change of Control” means the occurrence of one or more of the following events:

(i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than (1) the Company or any of its affiliates or Subsidiaries; (2) an employee benefit plan of the Company or trustee or other fiduciary holding securities under an employee benefit plan of the Company or person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan; (3) an underwriter temporarily holding securities pursuant to an offering of such securities; or (4) an entity owned, directly or indirectly, by the Company’s shareholders in substantially the same proportions as their ownership of the Company’s Common Stock; is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company’s then outstanding securities;

(ii) the Company has sold substantially all of its assets to an unrelated third party; or

(iii) following the election or removal of directors, a majority of the Board consists of individuals who were neither members of the Board one (1) year before such election or removal nor approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the one-year period or were similarly approved.

Notwithstanding the foregoing, (i) with respect to any Award that is outstanding as of January 28, 2010, “Change of Control” shall also mean a “Change of Control” as defined in the Plan as in effect on the date of such Award, if such definition is more favorable for the Participant and (ii) for purposes of any Award hereunder that is deferred compensation pursuant to Section 409A of the Code and is payable on account of a Change of Control, the event must also constitute a change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation under Treasury Regulation Section 1.409A-3(i)(5).

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h) “Committee” means the Compensation Committee of the Board or a committee designated by the Board to administer the Plan.

(i) “Common Stock” means the common stock, without par value, of the Company.

(j) “Company” means the Imperial Sugar Company, a Texas corporation.

(k) “Nonemployee Director” means an individual serving as a member of the Board who is not an Employee of the Company or any of its Subsidiaries.

(l) “Disability” means permanent and total disability as defined in Code Section 22(e)(3).

(m) “Dividend Equivalents” means, with respect to shares of Restricted Stock that are to be issued at the end of the Restriction Period (including conditional stock), an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to shareholders of record during the Restriction Period on a like number of shares of Common Stock.

(n) “Employee” means an employee of the Company or a Subsidiary (if any).

(o) “Employee Award” means the grant of any Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly, in combination or in tandem, to an Employee (or an individual expected to become an Employee within six months of the date of the Award) pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

(p) “Employee Award Agreement” means a written agreement between the Company and an Employee setting forth the terms, conditions and limitations applicable to an Employee Award.

(q) “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

(r) “Fair Market Value” of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock reported on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or (ii) if shares of Common Stock are not so listed but are quoted by the NASDAQ Stock Market, Inc., the closing sales price per share of Common Stock reported by the NASDAQ Stock Market, Inc. on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations are available, as reported by the NASDAQ Stock Market, Inc., or, if not reported by the NASDAQ Stock Market, Inc., by the National Quotation Bureau Incorporated, or (iv) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose, in a manner consistent with Treasury Regulation Section 1.401A-l(b)(5)(iv).

(s) “Incentive Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

(t) “Nonemployee Director” means an individual serving as a member of the Board who is not an Employee of the Company or any of its Subsidiaries.

(u) “Nonemployee Director Award” means any Stock Award or Performance Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Award) as a Board may establish in order to fulfill the objectives of the Plan.

(v) “Nonemployee Director Award Agreement” means a written agreement between the Company and a Nonemployee Director setting forth the terms, conditions and limitations to a Nonemployee Director Award, to the extent the Board determines such an agreement is necessary.

(w) “Nonqualified Stock Option” means an Option that is not an Incentive Option.

(x) “Option” means a right to purchase a specified number of shares of Common Stock at a specified price, which may be an Incentive Option or a Nonqualified Stock Option.

(y) “Participant” means an Employee or Nonemployee Director to whom an Award has been made under this Plan.

(z) “Performance Award” means an Award made to an Employee or a Nonemployee Director pursuant to this Plan that is subject to the attainment of one or more Performance Goals.

(aa) “Performance Goal” means a standard established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

(bb) “Plan” means Imperial Sugar Company Long Term Incentive Plan, as amended from time to time.

(cc) “Restricted Stock” means any Common Stock that is restricted or subject to forfeiture provisions.

(dd) “Restriction Period” means a period of time beginning as of the date upon which an Award of Restricted Stock is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

(ee) “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price, in each case, as determined by the Committee; provided, the specified strike price shall not be less than the Fair Market Value of the underlying shares of Common Stock on the date the right is granted; provided, further, the specified number of shares shall be fixed on or before the date of grant of the right.

(ff) “Stock Award” means an award in the form of shares of Common Stock or units denominated in shares of Common Stock, including an award of Restricted Stock.

(gg) “Stock Based Awards Limitations” shall have the meaning set forth in Article Seven.

(hh) “Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the shareholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

(ii) “Short-Term Deferral Period” shall mean the period ending on the later of (i) the 15th day of the third month following the end of the calendar year in which the right to an Award is no longer subject to a substantial risk of forfeiture, or (ii) the 15th day of the third month following the end of the Company’s first fiscal year in which the right to the Award is no longer subject to a substantial risk of forfeiture. A payment or delivery (as applicable) shall be considered made within the Short-Term Deferral Period in the event the rules of Treasury Regulation Section 1.409A-l(b)(4) apply.

Article Three

ELIGIBILITY

3.1 Eligibility for Awards.

(a) Employees. Individuals eligible for Employee Awards under this Plan are (i) those key Employees who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its Subsidiaries and (ii) individuals who are expected to become such Employees within six months of the date of the Award.

(b) Nonemployee Directors. Members of the Board who are Nonemployee Directors are eligible for Nonemployee Director Awards under this Plan.

Article Four

SHARES OF COMMON STOCK SUBJECT TO THE PLAN

4.1 Maximum Number of Shares Available for Awards. Subject to the provisions of Article Fifteen, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or options that may be exercised for or settled in Common Stock) an aggregate of 3,034,568 shares of Common Stock. The number of shares of Common Stock that are the subject of Awards under this Plan, if forfeited or terminated, unexercised upon expiration, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant, or if exchanged for Awards that do not involve Common Stock, shall again immediately become available for Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

Article Five

ADMINISTRATION OF THE PLAN

5.1 The Committee.

(a) This Plan shall be administered by the Committee, except as otherwise provided herein. The Committee shall consist of at least two Nonemployee Directors. Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, subject only to the legal requirements or restrictions which relate to Awards, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award, or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant to whom the Award was granted, or (ii) consented to by such Participant. In the event the Committee modifies or amends an Award, the new Award shall be compliant with the terms of this Plan. The Committee, in its discretion, may also provide for the extension of the exercisability of an Award; provided, that with respect to Awards relating to SARs and Nonqualified Stock Options, the exercise period shall not be extended to a date later than the earlier of (i) the latest date upon which the Award could have expired by its original terms under any circumstances, or (ii) the tenth anniversary of the original date of the grant of the Award. The Committee may make an Award to an individual whom it expects to become an Employee within the next six months, provided that such Award shall be subject to the individual actually becoming an Employee within such time period. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. Notwithstanding the foregoing, the Committee shall not make any revision, correction, or other modification to an Award granted under this Plan if such revision, correction, or modification would result in the deferral of compensation subject to Code Section 409A.

(b) The Board shall have the same powers, duties and authority to administer the Plan with respect to Nonemployee Director Awards as the Committee retains with respect to other Awards as described above.

5.2 Liability of Committee Members. No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Section 5.3 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

5.3 Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish.

Article Six

AWARDS

6.1 Employee Awards.

(a) The Committee shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time the individuals who are to be the recipients of such Awards. Each Employee Award shall be embodied in an Employee Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the individual to whom the Award is made and by an Authorized Officer for and on behalf of the Company. Employee Awards may consist of those reflected in Section 6.1(a) and may be granted singly, in combination or in tandem. Employee Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the

Company or any of its Subsidiaries, including the plan of any acquired entity. An Employee Award may provide for the grant or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Employee Award granted to a Participant. All or part of an Employee Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by a Participant who is an Employee any unexercised, deferred, unvested or unpaid Awards shall be treated as set forth in the applicable Employee Award Agreement.

(i) Option. An Employee Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Stock Option. The price at which shares of Common Stock may be purchased upon the exercise of an Option shall not be less than the Fair Market Value of the Common Stock on the date of grant. The term of the Option shall extend no more than 10 years after the date of grant. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Option awarded pursuant to this Plan, including the term of any Option and the date or dates upon which it becomes exercisable, shall be determined by the Committee. The number of shares of Common Stock subject to an Option awarded pursuant to this Paragraph (i) shall be fixed on or before the date of grant. Further, no Nonqualified Stock Option awarded pursuant to this Paragraph (i) shall include any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the option under Treasury Regulation Section 1.83-7 or (ii) the time the Common Stock acquired pursuant to the exercise of the option first becomes substantially vested (as defined in Treasury Regulation Section 1.83-3(b)).

(ii) SAR. An Employee Award may be in the form of an SAR that satisfies the conditions of Section 2.1(ee). The term of an SAR shall extend no more than 10 years after the date of grant. Subject to the foregoing provision, the terms, conditions and limitations applicable to any SAR awarded pursuant to this Plan, including the term of any SAR and the date or dates upon which it becomes exercisable, shall be determined by the Committee. Notwithstanding the foregoing, in no event shall a SAR granted pursuant to this Paragraph (ii) include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the SAR.

(iii) Stock Award. An Employee Award may be in the form of a Stock Award, including the award of Restricted Stock or conditional stock units. The terms, conditions and limitations applicable to any Stock Award granted pursuant to this Plan shall be determined by the Committee.

(iv) Cash Award. An Employee Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Award granted pursuant to this Plan shall be determined by the Committee.

(v) Performance Award. Without limiting the type or number of Employee Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a Performance Award. A Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (i) 90 days after the commencement of such period of service to which the Performance Goal relates and (ii) the lapse of 25% of such period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the individual, one or more business units of the Company, or the Company as a whole, and may include one or more of the following: revenues or sales (including specific types or categories thereof), based on units and/or dollars; revenue or sales growth; revenue or sales growth rate(s); production, in aggregate or by facility; shipments, in aggregate or by facility; net income measures (including income after capital costs and income before or after taxes) or EBITDA, absolute and/or growth rates; operating income, absolute and/or growth rates; earnings, absolute and/or growth rates; EPS, absolute and/or growth rates; economic value added; return on shareholders’ equity; return on capital or invested capital; risk-adjusted return on capital or invested capital; return on average assets; price per share of common stock; stock price measures (including growth measures); total shareholder return; total market value; profitability/profit margins; return on revenue measures; market share (in aggregate or by segment); costs (including specific types of categories thereof); cash flow measures, including cash flow return on capital, cash flow return on tangible capital, cash flow and net cash flow; operating cash flow; working capital; budgeted expenses (operating or capital); weighted average cost of capital; value measures, including ethics compliance, environmental and safety performance and compliance, employee satisfaction and customer satisfaction; and corporate and business unit specific operational and financial performance. A Performance Goal may be absolute or indexed, and, unless otherwise stated, a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation § 1.162-27(e)(2), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Awards made pursuant to this Plan shall be determined by the Committee.

6.2 Nonemployee Director Awards. The Board may grant Nonemployee Director Awards to the Nonemployee Directors of the Company from time to time in accordance with Section 6.2. Nonemployee Director Awards may consist of those listed in Section 6.2 and may be granted singly, in combination or in tandem. Each Nonemployee Director Award may, in the discretion of the Board, be embodied in a Nonemployee Director Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Board in its sole discretion and, if required by the Board, shall be accepted by the Participant to whom the Nonemployee Director Award is granted and signed by an Authorized Officer for and on behalf of the Company.

(a) Stock Awards. A Nonemployee Director Award may be in the form of a Stock Award. A Nonemployee Director may not sell, transfer, assign, pledge or otherwise encumber or dispose of any portion of a Stock Award until he or she terminates service as a Nonemployee Director, and any attempt to sell, transfer, assign, pledge or encumber any portion of the Stock Award prior to such time shall have no effect. Any additional terms, conditions and limitations applicable to any Stock Awards granted to a Nonemployee Director pursuant to this Plan shall be determined by the Board.

(b) Performance Awards. Without limiting the type or number of Nonemployee Director Awards that may be made under the other provisions of this Plan, a Nonemployee Director Award may be in the form of a Performance Award. A Nonemployee Director may not sell, transfer, assign, pledge or otherwise encumber or dispose of any portion of the Performance Award until he or she terminates service as a

Nonemployee Director, and any attempt to sell, transfer, assign, pledge or encumber any portion of the Performance Award prior to such time shall have no effect. Any additional terms, conditions and limitations applicable to any Performance Awards granted to a Nonemployee Director pursuant to this Plan shall be determined by the Board. The Board shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Nonemployee Director.

Article Seven

EMPLOYEE AWARD LIMITATIONS

The following limitations shall apply to any Employee Award made hereunder:

(1) no Participant may be granted, during any one calendar year period, Employee Awards consisting of Options or SARs that are exercisable for more than 400,000 shares of Common Stock;

(2) no Participant may be granted, during any one calendar year period, Stock Awards covering or relating to more than 400,000 shares of Common Stock (the limitation set forth in this clause (2), together with the limitation set forth in clause (1) above, being hereinafter collectively referred to as the “Stock Based Awards Limitations”); and

(3) no Participant may be granted Employee Awards consisting of cash or in any other form permitted under this Plan (other than Employee Awards consisting of Options or SARs or otherwise consisting of shares of Common Stock or units denominated in such shares) in respect of any one calendar year period having a value determined on the date of grant in excess of $4,000,000.

Article Eight

PAYMENT OF AWARDS

8.1 Payment of Awards Generally. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Award is made in the form of Restricted Stock, the applicable Award Agreement relating to such shares shall specify whether they are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.

8.2 Deferral. With the approval of the Committee, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee. Any deferred payment of an Award, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides. Any deferral of an Award, whether by Participant election or otherwise, and any payment or settlement of a deferred Award shall be made in a manner that complies with the requirements of Code Section 409A.

8.3 Dividends, Earnings and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish; provided, however, that dividends and Dividend Equivalents may not be paid with respect to unvested Performance Awards. The Committee may also establish rules and procedures for the crediting of interest and other earnings on deferred cash payments and on Dividend Equivalents for Awards consisting of shares of Common Stock or units denominated in shares of Common Stock. Notwithstanding the foregoing, unless specifically set forth in an Award Agreement in a manner compliant with Code Section 409A, in no event shall any rights granted or interest or other earnings credited under this Section 8.3 be paid to the Participant later than the last day of the Short-Term Deferral Period.

8.4 Substitution of Awards. Subject to the limitations of Section 5.1 and Article Seven, at the discretion of the Committee, a Participant who has been granted an Award may be offered an election to substitute an Award received for another Award or Awards of the same or different type; provided, however, no such substitution shall be made without prior shareholder approval if it would result in the reduction of the exercise price of an outstanding Option or SAR or issuance of an Option or SAR in exchange for the cancellation of an Option or SAR with a higher exercise price. Shareholder approval shall not be required for actions taken by the Board or the Compensation Committee pursuant to Article 14.2 of the Plan.

8.5 Cash-out of Awards. At the discretion of the Committee, an Award that is an Option or SAR may be settled by a cash payment equal to the difference between the Fair Market Value per share of Common Stock on the date of exercise and the exercise price of the Award, multiplied by the number of shares with respect to which the Award is exercised.

Article Nine

OPTION EXERCISE

The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock or other Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee. The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Article Nine.

Article Ten

CHANGE OF CONTROL

10.1 Change of Control. In the event of a “Change of Control” of the Company, the Committee may, in its discretion, without obtaining shareholder approval, take any one or more of the following actions, with respect to any Participant:

(a) Accelerate the exercise dates of any or all SARs or Options or make some or all such SARs or Options immediately fully vested and exercisable;

(b) Accelerate the Restriction Period (lapse of forfeiture provision) of any Restricted Stock subject to restrictions;

(c) Grant SARs to holders of outstanding Options;

(d) Pay cash to any or all holders of Options in exchange for the cancellation of their outstanding Options;

(e) Make payment for any outstanding Performance Awards based on such amounts as the Committee may determine;

(f) Grant new Awards to any Participants; or

(g) Make any other adjustments or amendments to outstanding Awards and substitute new Awards for outstanding Awards; provided, all adjustments, amendments, and/or substitutions shall be made in accordance with the requirements of Code Section 409A, to the extent applicable.

Article Eleven

TAXES

The Company shall have the right to deduct applicable taxes from any Employee Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made. To the extent permitted by applicable law, the Committee may provide for loans, on either a short term or demand basis, from the Company to a Participant to permit the payment of taxes required by law.

Article Twelve

AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION

The Board or the Executive Compensation Committee of the Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the shareholders of the Company to the extent such approval is required by applicable legal requirements.

Article Thirteen

ASSIGNABILITY

Unless otherwise determined by the Committee and provided in the Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Article Thirteen shall be null and void.

Article Fourteen

ADJUSTMENTS

14.1 General. The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

14.2 Following Subdivision of Consolidation. In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards and (v) the Stock Based Awards Limitations shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common

Stock), then (i) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (ii) the exercise or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards and (iv) the Stock Based Awards Limitations shall each be proportionately adjusted by the Board to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to make such adjustments to Awards or other provisions for disposition of Awards as it deems equitable, and shall be authorized, in its discretion, (x) to issue or assume Awards by means of substitution of new substitute Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment, (y) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or the lapse of restrictions with respect to, an Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction or (z) to cancel the Awards (including, with respect to Options or SARs, a notice and an opportunity to exercise such Awards during a certain period of time prior to such cancellation) and deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event. Any substitute Awards shall not be subject to the limitations on Common Stock available for Awards under Section 4.1 or the limitations of Article Seven. Notwithstanding the foregoing, all adjustments made pursuant to this Section 14.2 shall be made in accordance with the requirements of Code Section 409A, to the extent applicable.

Article Fifteen

RESTRICTIONS

No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

Article Sixteen

MISCELLANEOUS PROVISIONS

16.1 Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

16.2 Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

16.3 Awards Subject to Company Policies; Recoupment. Notwithstanding any provision of the Plan, including Article Twelve hereof, any Awards made under the Plan are subject to the policies of the Company in effect as of the date of such Award. Without limiting the foregoing, by accepting an Award under this Plan the Participant acknowledges and agrees that such Award, including any proceeds thereof, may become subject to forfeiture, cancellation or recoupment pursuant to any recoupment or clawback policy of the Company or as required pursuant to the listing requirements of any national securities exchange on which Common Stock is listed.

16.4 Effective Date; Term. The Plan, as amended and restated herein, was adopted by the Board on December 9, 2010, and will be submitted to the shareholders of the Company for approval at the 2011 annual meeting of shareholders. If approved by shareholders, the Plan, as amended and restated herein, will become effective as of the date of such shareholder approval, and, unless terminated earlier pursuant to Article Twelve hereof, the Plan will expire on the date that is the tenth (10th) anniversary of the date of such shareholder approval. If the shareholders of the Company should fail to so approve the Plan as amended and restated herein at such meeting, this amendment and restatement of the Plan shall cease to be of any force or effect, and all grants of Awards under the Plan shall continue to be governed by the terms of the Plan without regard to this amendment and restatement.

16.5 Code Section 409A. It is intended that any Awards under the Plan satisfy the requirements of Code Section 409A to avoid imposition of applicable taxes thereunder, and any ambiguous provision will be construed in a manner that is compliant with or exempt from the application of Code Section 409A.

IMPERIAL SUGAR COMPANY